Exhibit 10.4

**** INDICATES CONFIDENTIAL MATERIAL OMITTED PURSUANT TO A

REQUEST FOR CONFIDENTIAL TREATMENT AND FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION SEPARATELY WITH A REQUEST

FOR CONFIDENTIAL TREATMENT.

COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

This COLLABORATIVE RESEARCH and LICENSE AGREEMENT (this “Agreement”) is entered into as of November 11, 2014 (the “Effective Date”) between Benitec Biopharma Limited, an Australian company (“Benitec”), and 4D Molecular Therapeutics, LLC, a Delaware limited liability company (“4D Molecular” or “4D”). Each of Benitec and 4D Molecular shall be a “Party” or collectively, the “Parties.”

BACKGROUND:

Benitec is a biopharmaceutical company focused on researching, developing, making, marketing and selling biotechnology products using gene silencing technology, including in particular its ddRNAi technology;

4D Molecular is a biopharmaceutical company focused on discovering and developing novel adeno-associated viral vectors optimized for delivery of nucleic acids to specific types of target cells;

Benitec and 4D Molecular would like to collaborate to identify and develop adeno-associated virus (“AAV”) vector variants optimized for gene delivery to tissues within the eye using 4D technology and products combining such optimized AAV vector variants with Benitec’s ddRNAi technology, for further development and commercialization by Benitec under license from 4D Molecular; and

4D Molecular and Benitec are entering into this Agreement to set out the terms governing the research collaboration.

The Parties agree as follows:

1. DEFINED TERMS.

1.1 “1st dosing in a Phase I or I/II Trial” means the time at which a dosage of any Product or Placebo is first administered in a Phase I or I/II clinical trial (i.e., a clinical trial generally consistent with U.S. 21 C.F.R. §312.21(a) or any foreign counterpart thereof), initiated by or on behalf of Benitec or its Affiliate anywhere in the world. A I/II trial here means a trial done in subjects that have the targeted disease, but that is primarily conducted to obtain data on safety endpoints.

1.2 “1st dosing in a Phase II or Phase III Trial” means the earlier of: (a) the dosing of the first subject in a Phase II clinical trial (i.e., a clinical trial generally consistent with U.S. 21 C.F.R. §312.21(b) or any foreign counterpart thereof, including a Phase IIa study, and (b) the

Confidential material omitted and filed separately with the Commission.

dosing of the first subject in a Phase III clinical trial (i.e., a clinical trial generally consistent with U.S. 21 C.F.R. §312.21(c) or any foreign counterpart thereof, including a Phase II/III study), in each case of any Product and initiated by or on behalf of Benitec or its Affiliate anywhere in the world. A Phase II trial here means a trial done in subjects that have the targeted disease, and that is primarily conducted to obtain data on efficacy.

1.3 “4D-Berkeley Licenses” means (a) the Exclusive License and Bailment Agreement between 4D Molecular and UC, Agreement Control No. 2014-03-0090, dated December 19, 2013; and (b) the Agreement for Use of Certain Biological Materials between 4D Molecular and UC, Agreement Control No. 2014-30-0088, dated December 19, 2013, in each case in the form provided to Benitec by 4D Molecular as of the Effective Date or as they may be amended after the Effective Date in compliance with this Agreement (including Section 13.2(h)).

1.4 “4D Molecular Confidential Information” means all information about any element of 4D Molecular Technology, as well as any other information regarding the business and operations of 4D Molecular, that is disclosed (whether orally or in writing) prior to, on or after the Effective Date by 4D Molecular or its Affiliate to Benitec or its Affiliates. 4D Molecular Confidential Information includes information disclosed by the delivery of Licensed Materials to Benitec or its Affiliate, which Licensed Materials embody such information.

1.5 “4D Molecular Technology” means any Know-How, including non-patented improvements and patented or patentable inventions, Controlled by 4D Molecular or any of its Affiliates during the Research Term that is necessary or useful for the performance of any of the activities contemplated by this Agreement ****.

1.6 “AAV Capsid Variant” means a modified AAV capsid ****.

1.7 “AAV Capsid Variant Library” means a collection of individual AAV capsid open reading frames ****.

1.8 “AAV Optimized Variant” means **** an “AAV Optimized Variant” under and in accordance with the provisions of Section 6.2.

1.9 “Acceptance” means, with respect to a BLA, the occurrence of the earlier of: (a) the expiration of the period specified in applicable regulations for any notice by the applicable Regulatory Authority, that such BLA shall not be accepted for review, without Benitec or one of its Affiliates having received such notice from the applicable Regulatory Authority; or (b) the receipt by Benitec or one of its Affiliates from the applicable Regulatory Authority of notice that the BLA shall be accepted for review, provided that in any case, if no such period for acceptance is provided for in the applicable regulations, then the BLA shall be deemed “accepted” on the date such BLA was submitted.

1.10 “Affiliate” means, with respect to a first legal entity, any other legal entity that: (a) owns, directly or indirectly, at least 50% of the voting securities of the first legal entity; (b) has at least 50% of its voting securities owned, directly or indirectly, by the first legal entity; (c) has at least 50% of its voting securities owned, directly or indirectly, by a legal entity that owns, directly or indirectly, at least 50% of the voting securities of the first legal entity; or (d) is otherwise controlled by, under common control with, or controls such first legal entity, where

Confidential material omitted and filed separately with the Commission.

“control” means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of an entity, including where such power is possessed through contract.

1.11 “Applicable Law” means applicable laws, rules and regulations, including but not limited to any rules, regulations, guidelines or other requirements of any Regulatory Authority, that may be in effect from time to time.

1.12 “Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time.

1.13 “Benitec Confidential Information” means all information about any element of Benitec Technology, as well as any other information regarding the business and operations of Benitec, that is disclosed (whether orally or in writing) prior to, on, or after the Effective Date by Benitec or its Affiliates to 4D Molecular or its Affiliates. Benitec Confidential Information includes information disclosed by the delivery of Materials to 4D or its Affiliate, which Materials embody such information.

1.14 “Benitec Patent Rights” means any and all Patent Rights: (a) Controlled by Benitec or its Affiliates to the extent that a claim of such Patent Rights would be infringed in: (i) the performance of the Research Plan during the term of the Research Program or (ii) the Development or Commercialization of a Product; or (b) directed to the Benitec Technology.

1.15 “Benitec Quarter” means each of the four (4) thirteen (13) week periods commencing on January 1 of any calendar year.

1.16 “Benitec Technology” means any Know-How Controlled by Benitec or any of its Affiliates independently of this Agreement that is necessary or useful for the performance of any of the activities contemplated by this Agreement, including conduct of the Research Program and the Development and Commercialization of Products.

1.17 “BLA” means a Biologics License Application as defined under the Food Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder filed with the FDA with respect to a biopharmaceutical product, or the analogous application or filing filed with any analogous agency or Governmental Authority outside of the United States (including any supra-national agency such as in the European Union) necessary for approval of a biopharmaceutical product for legal sale in such jurisdiction.

1.18 “Change of Control” means any transaction in which a Party: (a) sells, conveys, or otherwise disposes of all or substantially all of its property or business; or (b) (i) merges with, consolidates with, acquires or is acquired by any other legal entity (other than a wholly-owned subsidiary of such Party); or (ii) effects any other transaction or series of transactions; in each case of subclause (i) or (ii), such that the stockholders or members of such Party immediately prior thereto, in the aggregate, no longer own, directly or indirectly, beneficially or legally, at least fifty percent (50%) of the outstanding voting securities or capital stock (including a membership interest) of the surviving legal entity following the closing of such merger, consolidation, other transaction or series of transactions, except for: (x) through an initial public offering of such Party’s voting securities, and (y) private financings in which, after financing,

Confidential material omitted and filed separately with the Commission.

financial investors (meaning entities other than operating pharmaceutical or biopharmaceutical companies (with operating pharmaceutical or biopharmaceutical companies for this purpose including holding companies that they control and their venture arms)) own at least fifty percent (50%) of the outstanding voting securities or capital stock (including membership interests) of the surviving legal entity.

1.19 “Combination Product” means a Product that is comprised of a Compound and one or more other clinically active ingredients.

1.20 “Commercialization” or “Commercialize” means activities directed to obtaining pricing and reimbursement approvals, marketing, promoting, manufacturing for sale, offering for sale, distributing, importing or selling a Product.

1.21 “Commercially Reasonable Efforts” means, with respect to the development and commercialization of a particular Product, the efforts and resources commonly used in the research-based pharmaceutical industry for gene therapy products with similar commercial and scientific potential, taking into consideration all relevant factors including, as applicable, stage of development, mechanism of action, efficacy and safety relative to competitive products in the marketplace, actual or anticipated Regulatory Authority approved labeling, the nature and extent of market exclusivity (including patent coverage and regulatory exclusivity), costs and likelihood of obtaining Regulatory Approval, and actual or projected profitability, in all cases, as applicable, on a market-by-market and indication basis for a particular Product.

1.22 “Compound” or “Compounds” means an AAV Optimized Variant only carrying a Gene Therapy Construct.

1.23 “Control” means, with respect to any item of Know-How, Patent or other intellectual property right, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise (other than by operation of any license and other grants hereunder), to assign or grant a license, sublicense or other right to or under such Know-How, Patent or other intellectual property right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party (including the 4D-Berkeley Licenses).

With respect to any intellectual property rights owned by a Third Party and Controlled under the terms of a license or other agreement, a Party shall be deemed to Control such intellectual property rights solely to the extent that the applicable agreement remains in effect and permits such Control, and the grant of rights in such intellectual property is conditioned on the acceptance by the Party granted such rights of any undertaking or obligations established by the applicable license or other agreement.

In the case of Third Party agreements arising after the Effective Date, “Control” shall only be considered to exist for purposes of this Agreement of any Know-How, Patent, or other intellectual property right under such later-arising Third Party agreements if and to the extent that either (a) no financial obligation will be incurred under the applicable Third Party agreement by the grant or exercise of an assignment, license, sublicense, or other right as provided for in this Agreement under the applicable Know-How, Patent or other intellectual property right, or (b) the Party receiving under this Agreement an assignment, license, sublicense, or other right in

Confidential material omitted and filed separately with the Commission.

such Know-How, Patent, or other intellectual property right agrees to pay all costs, fees, and expenses that are incurred under the governing Third-Party agreement as the result of the grant or exercise under this Agreement of the assignment, license, sublicense or other right to such Party; otherwise, “Control” shall not be considered to exist as to such Know-How, Patent, or other intellectual property right governed by the Third Party agreement and no rights shall be granted thereunder pursuant to this Agreement; provided that such non-receiving Party has been given notice by the other Party of the existence of such Know-How, patent, or other intellectual property right and the existence of such costs, fees, and expenses.

1.24 “Counterpart” or “Counterparts” means, with respect to a first patent or patent application, a related patent or patent application filed in any country of the world directed to substantially the same invention and having had substantially the same inventor(s).

1.25 “Covers” means, with respect to a particular item or product and a particular patent application or patent, that such patent application or patent claims or covers (a) the composition of such item or product or any of its ingredients or formulations; (b) a method of making or using it or them; or (c) an item used or present in the manufacture of such item or product.

1.26 “Delivery Success Criteria” has the meaning set forth in the Research Plan.

1.27 “Development” or “Develop” means pre-clinical and clinical research and drug development activities, including toxicology and other pre-clinical development efforts, stability testing, process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, clinical pharmacology, clinical studies (including pre- and post-approval studies and investigator sponsored clinical studies), regulatory affairs, and Regulatory Approval and clinical study regulatory activities (excluding regulatory activities directed to obtaining pricing and reimbursement approvals). For purposes of clarity, Development and Develop excludes the activities defined by the Research Plan.

1.28 “ddRNAi” means the DNA sequence that codes for an shRNA.

1.29 “DNA” means deoxyribonucleic acid.

1.30 “EMA” means the European Medicines Agency, or any successor agency.

1.31 “European Union” means the countries that are members of the European Union, as redefined from time to time.

1.32 “FDA” means the United States Food and Drug Administration, or any successor federal agency thereto.

1.33 “FTE” stands for “full time equivalent” and means the equivalent of the full-time efforts of a scientist, equal to **** per year.

1.34 “Field” means, subject to the following exclusions, the administration of Compound or Product to tissues ****, by any method **** for the purpose of effecting expression of the shRNAi that is encoded by the ddRNAi contained in such Compound or Product, ****. Notwithstanding anything express or implied, the Field excludes:

a. administration or delivery of Compound or Product to cancerous cells or cancerous tissues ****;

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b. administration of Compound or Product to the central nervous system ****;

c. ****; and

d. use of any AAV Capsid Variant to deliver any nucleic acid sequence other than a Gene Therapy Construct.

1.35 “Gene Therapy Construct” means any ddRNAi nucleic acid sequence or set of nucleic acid sequences, **** for the purpose of delivery of such RNAi nucleic acid sequence or set of nucleic acid sequences **** to a targeted tissue to diagnose, treat, palliate, or prevent a disease or medical condition **** The Parties acknowledge and agree that a Gene Therapy Construct under this Agreement may use a gene silencing technology or gene silencing and replacing technology ****.

1.36 “Good Laboratory Practices” means the then-current good laboratory practice standards promulgated or endorsed by the FDA, as defined in 21 C.F.R. Part 58 (or such other comparable regulatory standards in jurisdictions outside the United States to the extent applicable to the relevant study, as they may be updated from time to time).

1.37 “Governmental Authority” means any court, agency, department or other instrumentality of any foreign, federal, state, county, or city government or any other political subdivision.

1.38 “Know-How” means any scientific or technical information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, that is not publicly known or publicly available, including databases, practices, methods, techniques, specifications, formulations, formulae, protein sequences, nucleic acid sequences, AAV Capsid Variants, AAV Capsid Variant Libraries, Gene Therapy Constructs, Compounds, knowledge, trade secrets, skill, experience, test data including pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, and manufacturing process and development information, results and data, in all cases, whether or not patentable.

1.39 “Licensed Material” means any biological, chemical, or physical material or composition of matter that is not in the public domain or otherwise generally available to the public, that (a) is developed under this Agreement **** (b) is provided by 4D Molecular to Benitec under this Agreement, or (c) is physically derived from any of the foregoing (including progeny materials).

1.40 “Licensed Patent Rights” means all Patent Rights anywhere in the Territory to the extent that (a) they are Controlled by 4D Molecular or its Affiliates **** and (b) they Cover a Compound and/or Product in each case in the Field, **** but solely to the extent such exclusion does not interfere with or jeopardize Benitec’s and its Affiliates’ and their respective sublicensees’ freedom to operate under the licenses granted by 4D Molecular in this Agreement. The Licensed Patent Rights include the Vector Program Patents.

Confidential material omitted and filed separately with the Commission.

1.41 “Licensed Technology” means 4D Molecular’s interest in Program Technology, Licensed Materials and 4D Molecular Technology.

1.42 “Net Sales” means the gross revenues invoiced by or on behalf of Benitec or its Affiliates, in each case in connection with the sale or other transfer for value of Compound(s) or Product(s), in all cases after deduction of:

(i) ****;

(ii) ****;

(iii) ****;

(iv) ****;

(v) ****;

(vi) ****; and

(vii) ****.

Benitec’s or its Affiliate’s transfer of Compound or Product to an Affiliate shall not result in any Net Sales, unless such Compound or Product is used by such Affiliate in the course of its commercial activities. In the event that any discount, reduction, payment or rebate is offered for Compound or Product where such Compound or Product is sold to a Third Party customer as part of a grouped set of products, the applicable discount, reduction, payment or rebate for such Product in such arrangement shall be based on (i.e., shall not exceed) the weighted average discount, reduction, payment or rebate of such grouped set of products.

Any Compound or Product used for promotional or advertising purposes (in reasonable and customary amounts) or used for clinical trials or other research purposes shall not be included in Net Sales. Donations for charity reasons or compassionate use shall also not be included in Net Sales.

For the avoidance of doubt, Benitec’s and its Affiliates’ sales of Compound or Product to Sublicensees for resale by the Sublicensee shall not be included in Net Sales, and resales by the Sublicensees shall not be included in Net Sales, but shall instead be included in Net Sublicensee Sales.

1.43 “Net Sublicensee Sales” has the same meaning as “Net Sales,” but substituting Sublicensees and their Affiliates for Benitec and its Affiliates, and “further Sublicensees” for “Sublicensees” in the definition.

1.44 “Other Program Patents” means all Program Patents other than Vector Program Patents, RNAi Program Patents, and Product Program Patents.

Confidential material omitted and filed separately with the Commission.

1.45 “Other Program Technology” means all Program Technology other than Vector Program Technology, RNAi Program Technology, and Product Program Technology.

1.46 “Party” means either 4D Molecular or Benitec as applicable; and “Parties” shall mean both 4D Molecular and Benitec.

1.47 “Patent Rights” or “Patents” means all claims contained in patent applications and issued or granted patents, whether domestic or foreign, including continuations, continuations-in-part, divisional, provisionals and renewals, and letters of patent granted with respect to any of the foregoing, patents of addition, supplementary protection certificates, registration or confirmation patents and all reissues, re-examination and extensions thereof and any patent restoration or extension period granted by a Governmental Authority, including compensation for patent term lost during the clinical trial or Regulatory Approval process.

1.48 “Placebo” means an AAV capsid without an active ddRNAi construct.

1.49 “Product” means a pharmaceutical product **** that contains, as its active ingredient, a Compound ****.

1.50 “Product Claim” means a claim of a patent application or patent that (a) is an independent claim and is directed to the specific composition of a Compound or Product **** or (b) depends from such an independent claim.

1.51 “Product Program Patents” means Program Patents that contain only Product Claims. To avoid doubt, Product Program Patents exclude in any event any and all Vector Program Patents, **** and any and all RNAi Program Patents, ****.

1.52 “Program Patent Rights” or “Program Patents” means all Patent Rights that become filed or may be possible to file directed to invention(s) within the Program Technology.

1.53 “Program Technology” means Know-How:

a. developed by officers, employees, agents or consultants of either Party or their Affiliates, alone or jointly (with the other Party or with any Affiliate or Third Party) in the performance of the Research Program or pursuant to the Development or Commercialization (including manufacturing) of Compounds or Products by Benitec, its Affiliates, and/or Sublicensees; or

b. obtained from one (1) or more Third Parties pursuant to Section 9.5 of this Agreement.

1.54 “Regulatory Approval” means, with respect to a nation or, where applicable, a multinational jurisdiction, receipt from the applicable Regulatory Authority of those approvals, licenses, registrations or authorizations necessary for the manufacture, marketing and sale of a drug product in such nation or such jurisdiction.

Confidential material omitted and filed separately with the Commission.

1.55 “Regulatory Authority” means any Governmental Authority with responsibility for granting any Regulatory Approval, including the FDA and the EMA, as applicable, and, where applicable, any ethics committee or any equivalent review board.

1.56 “Research Plan” has the meaning assigned to it in Section 2.3 and may be revised in accordance with Section 2.3.

1.57 “Research Program” means the collaborative research program to be performed by Benitec and 4D Molecular under this Agreement and in accordance with the Research Plan and as may be extended pursuant to Section 2.2.

1.58 “RNA” means ribonucleic acid ****.

1.59 “RNAi Program Patents” means Program Patents the independent claims of which are directed to ddRNAi-related or shRNA-related Know-How. RNAi Program Patents exclude Vector Program Patents and Product Program Patents.

1.60 “RNAi Program Technology” means the subject matter of the RNAi Program Patents.

1.61 “shRNA” means a short hairpin RNA molecule that when administered or produced within a cell from a transcriptional template is processed within the cell to generate a short interfering RNA molecule for the silencing of genes termed RNA interference. The terms “short hairpin RNA” or “shRNA” refer to an RNA molecule that binds, through base pairing, to a second, larger RNA molecule (the RNAi target) that typically but not exclusively codes for a peptide or protein, resulting in the degradation of such RNA molecule to limit its expression into such peptide or protein sequence, and thus the “silencing” of the corresponding gene. The shRNAs that are produced can be transcribed as relatively short duplexes consisting of complementary nucleic acids linked by a loop region or, alternatively, the active shRNA can be produced within the context of much large RNA scaffolds such as those of a microRNA backbone or microRNA cluster.

1.62 “Steering Committee” means the Steering Committee to be established by the Parties in accordance with Section 3.

1.63 “Sublicensee” means a Third Party to whom Benitec (or its Affiliate) has granted a license or sublicense or other right under any of the Licensed Patent Rights, Licensed Technology, and/or Program Patents, or Benitec Patent Rights, to Develop, make and have made, use or Commercialize a Compound or Product; provided, however, that a Sublicensee shall not include any “Third Party Distributor.” A “Third Party Distributor” for this purpose means a Third Party to whom Benitec or its Affiliate sells quantities of Compound and/or Product at a transfer price that is independent of the price at which the Third Party resells such quantities, in circumstances in which Benitec or its Affiliate has no financial interest in such quantities of Compound and/or Product (including that Benitec and its Affiliates have no royalty interest in the resales of such quantities of Compound and/or Product), and the Third Party and its affiliates have no right to manufacture the Compound and/or Product.

1.64 “Sublicense Consideration” has the meaning given in Section 6.5(b).

Confidential material omitted and filed separately with the Commission.

1.65 “Sublicensee Patents” means all Patent Rights that become filed or may be possible to file directed to invention(s) within the Sublicensee Technology.

1.66 “Sublicensee Technology” means all Know-How developed or invented by a Sublicensee through activities in exercise of a Sublicense, that, if it had been developed or invented by Benitec, would be Program Technology.

1.67 “Term” is as defined in Section 12.1.

1.68 “Territory” means all countries of the world.

1.69 “Third Party” means any legal entity other than Benitec, 4D Molecular or their respective Affiliates.

1.70 “UC” means The Regents of the University of California, 4D Molecular’s counterparty to the 4D-Berkeley Licenses.

1.71 “UC AAV Capsid Variant” has the meaning given in Section 5.9(a).

1.72 “Vector Program Patent” means any Program Patent the independent claims of which are directed to any AAV Capsid Variant(s) which may include any AAV Optimized Variant(s)) ****. Vector Program Patents exclude RNAi Program Patents, RNAi Program Technology, and Product Program Patents.

1.73 “Vector Program Invention” means the subject matter of any Vector Program Patent.

1.74 “Valid Claim” means any claim in any (a) issued and unexpired patent that has not been abandoned in accordance with the terms of this Agreement, has not been rejected, revoked, or held unenforceable, unpatentable or invalid in a final decision of a court or other Governmental Authority of competent jurisdiction from which no appeal has been or can be taken or (b) pending patent application that has been pending for no more than five (5) years from the first priority date claimed in such patent application.

1.75 Derivative forms of the foregoing defined terms shall be interpreted accordingly.

1.76 As used in this Agreement, “includes,” “including,” and all other conjugations of the verb “to include” shall be deemed followed by the words “without limitation,” regardless of whether “without limitation” is actually written there, and drawing no implication from inconsistent usage as to whether “without limitation” is actually written there.

2. COLLABORATIVE RESEARCH PROGRAM

2.1 Scope. During the term of the Research Program, 4D Molecular and Benitec shall conduct the Research Program according to the Research Plan.

Confidential material omitted and filed separately with the Commission.

2.2 Research Program.

a. Original Research Plan. Unless sooner terminated in accordance with this Agreement, the Research Program shall end the later of: (i) when the Research Plan as attached as Exhibit B is complete as provided in such plan; (ii) after the expiration of the activities described in Section 6.2; and (iii) two (2) years from the Effective Date.

b. Modified Research Plan. Unless sooner terminated, the term of the Research Program shall be automatically extended in six (6) month increments to cover any extra periods of time required beyond the time taken to complete the Research Plan as attached as Exhibit B, to complete any additional studies under the Research Plan if an amendment to approve additional studies is approved by the Parties pursuant to Section 2.3.

2.3 Research Plan. The Research Plan for the Research Program is set out in summary form in Exhibit B and in more detail (and incorporated by reference into this Agreement, including the definition of “Research Plan”) in a separate writing, that shows the work to be performed by each Party, and has been executed by the Parties concurrently with the execution of this Agreement. If, prior to the expiry of the Research Program, either Party believes that studies additional to the ones specified in the original (or a previously amended version of the) Research Plan are necessary or desirable to have carried out, then such Party shall notify the Steering Committee of its opinion and the additional studies that are required. The Steering Committee shall discuss the matter and gather any additional information that reasonably may be required. The Steering Committee may, by unanimous consent, recommend an amendment to the Research Plan to include additional studies, and submit it to 4D Molecular and Benitec for written approval. If, at the time that the amendment is recommended to the Steering Committee, fewer than **** AAV Capsid Variants made or tested under the Research Program have been shown to meet the Delivery Success Criteria, then neither Party shall unreasonably withhold its consent to such an amendment; provided, however, that it is understood and agreed that: no such amendment shall require work by 4D Molecular that is not fully funded by Benitec at 4D Molecular’s then-current FTE rate; Benitec shall be solely responsible to fund any and all costs for any and all such additional studies; and no such amendment shall require funding to which Benitec has not agreed.

2.4 Research Costs:

a. Except as provided in this Section 2.4, each Party shall bear its own internal costs and any external payments to Third Parties that it incurs in the course of the Research Program unless otherwise unanimously agreed by the Steering Committee.

b. Benitec shall fund 4D Molecular for the studies to be carried out by 4D Molecular according to the original Research Plan (the budgeted costs of which are identified in the Research Plan). Such amount shall be payable in quarterly installments in advance of that quarter, in amounts according to the budget in the Research Plan. Work performed by external parties (e.g. CRO) will be handled separately as pass-through costs; the process for invoicing and CRO payments will be determined by the JSC. The Research Plan includes a budget of FTEs to be devoted each calendar quarter, and specifies the FTE rate that will apply under this Agreement. Benitec will pay budgeted FTE charges quarterly in advance, subject to true-up at the time the next quarterly payment is due, as follows: 4D Molecular shall provide to Benitec a written accounting of its actual expenditures and costs for such past quarter against the budgeted

Confidential material omitted and filed separately with the Commission.

expenditures and costs for such past quarter to enable Benitec to evaluate such expenditures and costs, and otherwise in accordance with the provisions of Section 2.4(g). Any underpayment shall be added by Benitec to the amounts then due for the next quarter, and any overpayment shall be deducted by Benitec from the amounts due for the next quarter.

c. 4D Molecular hereby represents and warrants to Benitec that, in its reasonable opinion based on a good faith and knowledgeable understanding of, and experience with, the activities contemplated in the Research Plan, the estimated budgeted costs are reasonable in light of the objectives set forth in and reflected in the Research Plan, in 4D Molecular’s reasonable opinion, and will be sufficient to enable 4D Molecular to perform its duties under the Research Plan, and to obtain the results and objectives articulated in the Research Plan. This is a statement of good faith. It is not a guarantee.

d. If, pursuant to Section 2.3, studies additional to the ones specified in the original Research Plan are mutually agreed by the Parties in a written amendment to the Research Plan, then such amendment shall state the amount payable by Benitec for such additional studies, including amounts for all reasonable external costs incurred by 4D Molecular up to an agreed aggregate maximum to carry out any such additional studies in accordance with an amended Research Plan (the budgeted costs of which would be identified in such amendment). For the avoidance of doubt, it is understood and agreed that no such amendment to the Research Plan shall require 4D Molecular to perform work that is not fully funded by Benitec at 4D Molecular’s then-current FTE rate. In addition, Benitec shall be solely responsible to fund any and all costs for any and all such additional studies, and no such amendment to the Research Plan shall require funding to which Benitec has not agreed.

e. 4D Molecular shall invoice Benitec for payments referred to in this Section 2.4 at the beginning of each calendar quarter, and Benitec shall make the payment in US dollars by wire transfer from a US account of Benitec to a US account designated by 4D Molecular, or by other mutually acceptable means, within thirty (30) days after its receipt of each such invoice from 4D Molecular.

f. Payments. All payments shall be made in U.S. currency by electronic funds transfer within 30 calendar days after receipt by Benitec of an invoice from 4D Molecular that is proper and in accordance with this Agreement. All payments under this Agreement shall be made from a U.S. account.

g. Records and Inspection:

(i) Records. 4D Molecular shall keep accurate records of its spending of funds received from Benitec on a basis defined by the Joint Steering Committee. The records shall conform to Generally Accepted Accounting Principles. The records for each year of the Research Program shall be kept for at least one (1) year from the end of that year.

(ii) Inspection. During the Research Program and for one (1) year afterwards, Benitec may, at its own expense, appoint an independent, certified public accountant to inspect the records. The accountant shall be reasonably acceptable to 4D Molecular.

(iii) Notice and Place. Before a records inspection Benitec shall give

Confidential material omitted and filed separately with the Commission.

4D Molecular reasonable written notice. 4D Molecular shall make the records available to the independent CPA for the inspection during regular business hours at the place where the records are usually kept.

(iv) Findings. The accountant’s findings shall be binding on the Parties. If the accountant finds that 4D Molecular, without Benitec’s written consent, applied funding provided by Benitec under Section 2.4 outside of the Research Program, 4D Molecular shall repay this funding to Benitec within thirty (30) calendar days. Benitec may charge 4D Molecular interest on the overpayment. Interest shall accrue from the end of the audited period on a monthly basis at a rate equal to the thirty (30) day U.S. dollar LIBOR rate effective for the last day of the audited period, as published by The Wall Street Journal.

(v) Timing and Frequency. Other than for cause, Benitec may only inspect the records once each calendar year and may only inspect the records for any period once. If Benitec does not inspect the records for a year of the Research Program within one (1) year after the end of that year, Benitec shall be deemed to have accepted the accuracy of the records.

(vi) Confidentiality. All information learned by the independent CPA or by Benitec during an inspection or from an inspection report shall be deemed 4D Molecular Confidential Information.

(vii) Costs. Benitec shall be solely responsible for the costs of any and all audits under this Section, regardless of findings.

(viii) Other Issues. All other accounting issues not otherwise resolved by Sections 2.4(g)(i)-(vii) shall be resolved by the Steering Committee by unanimous consent. In addition, the Steering Committee by unanimous consent shall fix all FTE rates from time to time.

2.5 Research Reports:

a. Quarterly Reports. After each quarter of the Research Plan each Party shall submit to the Steering Committee a written report summarizing its activities under the Research Plan. The report shall be submitted within 30 calendar days of the end of the quarter.

b. Annual Reports. After each year of the Research Plan each Party shall submit to the Steering Committee a written report detailing the work it completed under the Research Plan during the year and evaluating the results of its work. The report shall be submitted within 60 calendar days of the end of the year.

2.6 Exchange of Research Materials. During the Research Program the Parties shall supply to each other samples of biochemical, biological or synthetic chemical materials as required by the Research Plan or unanimously agreed by the Steering Committee.

2.7 Restrictions on Research Materials.

a. Transfer to a Third Party. A Party may transfer materials owned by the other Party or co-owned with the other Party within Program Technology to a Third Party:

(i) to a Sublicensee for use under a sublicense that the Party is entitled to grant under this Agreement; or

(ii) without prejudice to sub-Section 2.7(a)(i), as approved in writing by the Parties, to Third Parties as required for them to provide services to support the Research Program (and in any event including any transfers contemplated under the Research Plan) or the Development and Commercialization (including manufacturing) of Compound or Product by or on behalf of a Party.

Confidential material omitted and filed separately with the Commission.

Any such transfers shall be made under legally binding obligations not to further transfer such materials, and of limited use and confidentiality commensurate with this Agreement and of a duration no less than the duration of obligations under this Agreement with respect to the same materials, and with provisions requiring any such transferee to assign any and all discoveries arising by its use of such transferred materials to the transferring Party (other than standard exclusions for general testing methods that are not specific to the materials and that are either owned by such Third Party or are serendipitously invented by such Third Party in the course of working with the materials but do not relate specifically to the materials; and provided that such exclusions do not interfere with either Party’s freedom to operate with the respect to the Compound- or Product-related contributions of such Third Party).

b. Permission to Transfer to a Third Party. Other than as provided in Section 2.7(a), a Party may not transfer the other’s materials or materials owned by the other Party or co-owned with the other Party within Program Technology to a Third Party without the written permission of the other Party. This restriction shall end five (5) years after the end of the Term.

2.8 Laboratory Facility and Personnel. Each Party shall provide suitable laboratory facilities, equipment and personnel for the work to be done by it in the Research Program.

2.9 Diligent Efforts. Subject to the provisions of Section 2.10, Benitec and 4D Molecular shall each use Commercially Reasonable Efforts to achieve the objectives of the Research Program and perform their respective duties under the Research Plan in a timely manner. To avoid doubt, 4D Molecular shall not be required to perform more research to achieve the objectives of the Research Program than is specifically provided for in the original Research Plan, or an amendment thereto in which all FTE and other costs of 4D Molecular are fully funded by Benitec.

2.10 AAV Capsid Variant Library. 4D Molecular shall maintain and grow its AAV Capsid Variant Library in a manner consistent with the efforts it has used prior to and as of the Effective Date. When considering among AAV Capsid Variants for use in the Research Program, 4D Molecular shall choose the most suitable AAV Capsid Variants that, in 4D Molecular’s good faith professional judgment could maximize the likelihood of success under the Research Program ****. For the avoidance of doubt, 4D Molecular shall make such decisions and recommendations and take such actions independent of opportunities presented directly to 4D Molecular, or to its Affiliates, or by means of collaborations with Third Parties outside of the Field.

Confidential material omitted and filed separately with the Commission.

3. MANAGEMENT OF THE RESEARCH PROGRAM

3.1 Steering Committee. Benitec and 4D Molecular hereby establish a Steering Committee to:

a. oversee the collaboration between the Parties;

b. review and evaluate the Research Program’s progress;

c. recommend to the Parties any amendments to revise or add studies to the Research Plan, for the Parties’ written approval and adoption if they are in agreement, according to Section 2.3;

d. coordinate the publication of the Research Program’s results;

e. monitor the exchange of information and materials between the Parties;

f. disclose to the other Party advances, new developments, and discoveries related to the Parties’ activities under this Agreement and the Research Plan; and

g. review and discuss AAV Capsid Variants proposed for selection and advancement to validation studies under the Research Program.

h. discuss and review the funding to the program, including management of records thereof.

i. discuss and approve budgets for the research program, as well as payments.

3.2 Membership. Each of Benitec and 4D Molecular shall appoint two (2) members each to the Steering Committee. Benitec’s members shall initially be Per Lindell and David Suhy. 4D Molecular’s members shall initially be David Schaffer and David Kirn. A Party may, on notifying the other Party, replace any of its members at any time with persons reasonably acceptable to the other Party or in any event have the appropriate subject matter expertise and are at the level of VP or above in the organization. Other employees of 4D Molecular or Benitec under binder of confidentiality and limited use, or consultants of a Party under written obligations of confidentiality and limited use, in each case to that Party that are at least as strict as those set out in Article 7, and endure as long as provided in Article 7, may attend meetings if invited by either Party.

3.3 Chair. The Parties shall appoint one member each to co-chair the Steering Committee.

3.4 Meetings. The Steering Committee shall meet at least twice each year of the Research Program. The Parties shall take turns in selecting the date and location of the

Confidential material omitted and filed separately with the Commission.

meetings; save that a Party may request out of turn that a meeting be held if it needs such a meeting to go ahead at a particular time and the other Party shall not unreasonably refuse or delay such a request. At least one (1) meeting per year shall be in person. The Steering Committee may:

a. Conduct meetings in person, videoconference or by telephone conference;

b. Invite other personnel of the Parties to attend meetings of the Steering Committee as appropriate to the agenda for such meeting after giving advance notice to the other Party; and

c. Act without a meeting if, prior to such action, a consent thereto is signed by the co-chairs of the Steering Committee.

3.5 Minutes. The Steering Committee shall keep accurate minutes of its deliberations. The minutes shall record all decisions and proposed actions. A draft of the minutes shall be delivered to all Steering Committee members within ten (10) business days after each meeting. The Party hosting the meeting shall prepare and circulate the draft minutes. The co-chairpersons shall edit and approve the minutes.

3.6 Authority and Decisions.

a. Limited Authority. The Steering Committee shall have only the authority explicitly set forth for it in this Agreement. The Steering Committee shall not have any other authority, including any implied authority. Other than the decision to recommend a Research Plan amendment to the Parties, the Steering Committee shall not have any decision-making authority and shall have no authority to amend or waive compliance with this Agreement. Without limiting the generality of the foregoing, the Steering Committee shall not have any authority to resolve contractual disputes that may arise under this Agreement, even if it discusses such disputes or seeks to serve as an initial forum to resolve such disputes. The Steering Committee may identify contractual disputes, and seek to discuss their subject matter to determine whether consensus exists at that level, but shall have no authority to decide or resolve such disputes, such authority being reserved to the Parties.

b. Consensus. All decisions of the Steering Committee, and all actions of the Steering Committee shall be made by unanimous consensus, with each Party’s members having one (1) vote to exercise together.

c. Escalation in Absence of Consensus. If the Steering Committee cannot reach consensus on any matter within the scope of its decision-making authority (e.g., as to recommending Research Plan amendments to the Parties), the decision shall be referred to the Parties’ respective Chief Executive Officers. If the Parties’ Chief Executive Officers cannot resolve the dispute within ten (10) business days after the dispute has been referred to them, then the amendment to the Research Plan shall not be recommended to the Parties by the Steering Committee. Any decision so made by the Parties’ Chief Executive Officers shall be deemed a decision of the Steering Committee for purposes of this Agreement.

3.7 ****.

3.8 Expenses. Each of Benitec and 4D Molecular shall bear all expenses incurred by its respective members participating in the Steering Committee.

Confidential material omitted and filed separately with the Commission.

4. DEVELOPMENT AND COMMERCIALIZATION.

4.1 Allocation of Responsibilities; Assistance. Benitec shall have the sole right, at Benitec’s sole expense, to Develop and Commercialize in the Territory the Products in the Field. At Benitec’s request, 4D Molecular shall assist Benitec, at Benitec’s cost, as specified by Benitec in any aspects of the Development of any Products which fall outside the scope of the Research Plan and, including with respect to clinical supply and commercial manufacturing, up to and including 1st dosing in a Phase II or Phase III Trial, pursuant to commercially reasonable terms set forth in work plans mutually agreed in writing by the Parties. It is understood that such assistance to Benitec will be managed by the Parties in such a way as not to interfere unreasonably with 4D Molecular’s ability to conduct its own programs and that Benitec will be required to reasonably fund 4D’s fully burdened and documented costs of providing such assistance.

4.2 Post Collaboration Diligence Reporting. Within thirty (30) calendar days of December 31 of the year in which the Research Program was completed or terminated, and within thirty (30) calendar days of each December 31 thereafter during the Term, Benitec shall provide 4D Molecular with a written report that includes Compound and Product status and progress with respect to the milestones specified in Article 6. Such written report shall include a description of past progress and achievements, and shall include a plan for future Development and Commercialization activities in the three (3) years following the date of such report. The description of past progress and achievements shall include a summary of any preclinical and clinical trials, regulatory developments, and any commercial launches that have occurred. The plan for Development and Commercialization shall include anticipated dates to achieve each Development Milestone of Section 6.3 regarding each Product, as well as anticipated launch dates within the following three (3) years. 4D Molecular acknowledges and agrees that any statements provided by Benitec to 4D Molecular hereunder, that, at the time provided related to future events and circumstances shall be provided for information purposes only and may be subject to change. Without limiting the generality of the foregoing, such statements do not necessarily define Commercially Reasonable Efforts and the failure to achieve plans does not necessarily indicate the lack of Commercially Reasonable Efforts hereunder.

4.3 Development Diligence Obligation.

a. General. Benitec shall use Commercially Reasonable Efforts to Develop at least one (1) Product for the Field in major markets in the Territory; and thereafter, to use Commercially Reasonable Efforts to Develop at least one additional Product for the Field in major markets in the Territory, targeting a different gene and indication from the first Product.

b. Anticipated Timing. The Parties acknowledge and agree that it is their good faith view without any commitment or liability in respect thereof, that the Parties believe that Benitec could be in a position to file an IND within **** months of Benitec’s selection of an AAV Capsid Variant as an AAV Optimized Variant.

c. Without limiting the generality of the provisions of Section 4.3(a), provided that the Research Program enables Benitec to select at least one AAV Capsid Variant as an AAV Optimized Variant within **** months after the start of the Research Program, then Benitec shall promptly use its Commercially Reasonable Efforts to achieve the milestones set forth in Exhibit C (the “Suggested Milestones”) including using Commercially Reasonable Efforts to achieve such Suggested Milestones by or around the dates set forth in Exhibit C; ****.

Confidential material omitted and filed separately with the Commission.

4.4 Benitec Commercialization Diligence Obligation. Benitec shall use Commercially Reasonable Efforts to obtain reimbursement for, launch, promote and commercialize each Product in each country of the Territory where it is Regulatorily Approved, for each indication for which it is Regulatorily Approved.

4.5 Efforts of Benitec Affiliates and Sublicensees. The efforts of Benitec’s Affiliates and Sublicensees shall be counted as Benitec’s efforts for purposes of determining Benitec’s compliance with its diligence obligations under this Article 4.

4.6 Proposed Products in the Field. At any time after Benitec has initiated Development of one or more Products in the Field for at least two indications, if a Third Party makes a bona fide proposal (“Third Party Proposal”) to 4D Molecular for Developing and Commercializing a Product in the Field for a new indication (a “Third Party Proposed Product”) using an AAV Capsid Variant selected by Benitec, then 4D Molecular promptly shall notify Benitec of the Third Party Proposal of such Third Party (“Third Party Proposer”) and”), but only if the Third Party Proposer has authorized 4D Molecular to do so. **** Within 90 calendar days after receipt of a notice from 4D Molecular of a Third Party Proposal, Benitec shall notify 4D Molecular whether Benitec is conducting or is interested in conducting research or Development of such Third Party Proposed Product or a Product that Benitec believes in good faith is or would be competitive with such Third Party Proposed Product in the Field (a “Competitive Product”).

a. ****.

b. ****.

c. Notwithstanding anything to the contrary set forth in Section 4.6, 4D Molecular shall not (i) solicit, encourage, initiate, seek or engage in any discussions, negotiations, inquiries, proposals or offers or expressions of interest with respect to any Third Party Proposed Product or Product that would be a Competitive Product, (ii) provide information to any Third Party, in connection with any Third Party Proposed Product or Product that would be a Competitive Product without Benitec prior written consent; or (C) enter into any agreement, contract or similar arrangement with any Third Party concerning or relating to any Third Party Proposed Product or Product that would be a Competitive Product without Benitec’s prior written consent, except as otherwise expressly set forth in this Section 4.6. In addition, 4D Molecular shall at all times comply with its obligations under Article 7 (Treatment of Confidential Information).

d. 4D Molecular shall promptly, but in any event, within 30 calendar days of receipt (whether in writing or orally), notify Benitec of all inquiries, proposals or offers or

Confidential material omitted and filed separately with the Commission.

expressions of interest with respect to any Third Party Proposed Product or Product that would be a Competitive Product received by 4D Molecular or its Affiliates (whether in writing or orally).

5. GRANT OF LICENSES AND RELATED RIGHTS

5.1 License to Benitec.

a. Effective upon the Effective Date, 4D Molecular hereby grants to Benitec an exclusive (even as to 4D Molecular and its Affiliates), worldwide, royalty-bearing license in the Territory, with the right to grant sublicenses in accordance with Section 5.2, under the Licensed Patent Rights (including to the extent applicable 4D Molecular’s interest in the Program Patent Rights), the Licensed Technology, and the 4D Molecular Confidential Information disclosed to Benitec hereunder (excluding any Licensed Patent Rights, Licensed Technology, and the 4D Molecular Confidential Information licensed to 4D Molecular under the 4D-Berkeley Licenses); to Develop Compounds and Products and Commercialize Products, all of the foregoing solely in the Field.

b. Effective upon Benitec’s selection under Section 6.2 of an AAV Optimized Variant that is a UC AAV Capsid Variant, 4D Molecular hereby grants to Benitec an exclusive (even as to 4D Molecular and its Affiliates), worldwide, royalty bearing license in the Territory, with the right to grant sublicenses in accordance with Section 5.2, under any Licensed Patent Rights, Licensed Technology, and the 4D Molecular confidential information disclosed to Benitec hereunder that, in all cases, is licensed to 4D Molecular under the 4D-Berkeley Licenses, to Develop Compounds and Products and Commercialize Products, all of the foregoing in the Field. Until such time as such license becomes effective (i.e. upon Benitec’s selection under Section 6.2 of an AAV Optimized Variant that is a UC AAV Capsid Variant), if ever, Benitec shall be deemed to hold an exclusive option for the foregoing license, which option shall be exercisable solely by such designation and shall be deemed exercised upon such designation.

5.2 Sublicenses.

a. Benitec may sublicense its licenses in this Section 5, through multiple tiers, to any Affiliate and any Third Party; provided that each sublicense granted under this Agreement shall be pursuant to a written agreement that subjects such Sublicensee to all relevant restrictions and requirements set forth in this Agreement.

b. If Benitec grants a sublicense pursuant to this Section 5.2, Benitec shall provide 4D Molecular with the name of each Sublicensee and the date of the grant to the sublicense, as well as a copy of the sublicense agreement (with redactions reasonably necessary to protect confidential information or sensitive commercial information that is not reasonably needed by 4D Molecular to confirm compliance with or payments due under this Agreement), promptly after the execution and delivery (between Benitec or its Affiliate and the Sublicensee) of the sublicense agreement. The requirement to disclose the grant and share a copy of the sublicense agreement shall not apply to sublicenses that are granted by Benitec solely or primarily in connection with service providers assisting in Development activities who do not receive Commercialization rights of any kind, or any option or other right to later obtain

Confidential material omitted and filed separately with the Commission.

Commercialization rights of any kind. In addition, Third-Party Distributor contracts that are not Sublicenses are not required to be shared. Benitec shall ensure that all Sublicensees fulfill all of Benitec’s obligations under this Agreement provided, however, that Benitec shall not be relieved of its obligations pursuant to this Agreement by the grant of any sublicense.

5.3 Research License to Benitec.

a. 4D Molecular hereby grants to Benitec and its Affiliates an exclusive, worldwide, royalty-free license, with the right to subcontract, to use in the Field during the term of the Research Program under Section 2.2 — solely in order to perform the obligations assigned to it under the Research Plan — the Licensed Patent Rights, the Licensed Technology, and 4D Molecular Confidential Information. Without prejudice to Sections 5.1 and 5.2, the license set forth in this Section 5.3(a) does not include any right to make and use any of the foregoing in the sale or manufacture for sale of products, processes, or services, and nothing in this Section 5.3(a) shall be deemed to imply any obligation for 4D Molecular to transfer to Benitec any AAV Capsid Variant Library, and 4D Molecular shall be under no obligation, notwithstanding anything express or implied in this Agreement, at law, or in equity, to transfer any AAV Capsid Variant Library to Benitec; nor to enable Benitec to perform the optimization of AAV capsids nor to create AAV Capsid Variants; nor shall Benitec have any right to so do any of the foregoing under this Agreement.

b. If AAV Capsid Variants that 4D Molecular delivers to Benitec to perform Benitec’s responsibilities with under the Research Program are UC AAV Capsid Variants, then the foregoing license shall be granted by 4D, automatically and without any further action, effective upon such delivery under the Licensed Patent Rights and any Licensed Technology to which 4D Molecular obtained rights under the 4D-Berkeley Licenses, and in the meantime Benitec shall have an exclusive option for such license to be granted, exercisable by means of providing notice to 4D Molecular, upon such delivery of an UC AAV Capsid Variant to Benitec (if ever).

c. Together, the licensed rights described in Sections 5.3(a) and 5.3(b) are, the “Research License.”

5.4 Research License to 4D Molecular. Benitec hereby grants to 4D Molecular a non-exclusive, worldwide, royalty-free license, with the right to subcontract, to use in the Field during the term of the Research Program under Section 2.2, solely in order to perform its obligations under the Research Plan, any Benitec Technology or scientific know-how that is provided to 4D Molecular by Benitec or its Affiliates under this Agreement, including all Benitec Confidential Information that is disclosed by Benitec to 4D Molecular under this Agreement. This license does not include any right to make and use any of the foregoing in the sale or manufacture for sale of products, processes, or services.

5.5 Non-Exclusive License.

a. 4D Molecular grants to Benitec a non-exclusive license in the Territory during the Term, with the right to sublicense to Benitec’s Affiliates, to use exclusively for purposes of research directed to the use of Compounds and Product in the Field, the 4D

Confidential material omitted and filed separately with the Commission.

Molecular Technology and 4D Molecular Confidential Information disclosed during the Term of this Agreement to Benitec or its Affiliates by 4D Molecular or its Affiliates; in no event shall this license be read to include the rights for Benitec nor for Benitec’s Affiliates to perform any activities that are explicitly excluded from the Research License under the last sentence of Section 5.3(a); and

b. Benitec grants to 4D Molecular a limited, non-exclusive, royalty-free license in the Territory, with the right to sublicense to 4D Molecular’s Affiliates, to use exclusively for purposes of research directed outside the Field, any Benitec Technology and Benitec Confidential Information or scientific know-how disclosed during the Term of this Agreement to 4D Molecular or its Affiliates by Benitec or its Affiliates; provided that such license does not include the right to sublicense and 4D Molecular shall have no right under such license, and shall be prohibited from, publicly or privately disclosing, using use as the basis for any Patent Application or Patent, and/or using in connection with any regulatory filing, any of the Benitec Technology, Benitec Confidential Information, or scientific Know-How disclosed by Benitec or its Affiliates to 4D Molecular or its Affiliates.

c. For the avoidance of doubt, the license set forth in this Section 5.5(b) does not include, and 4D Molecular shall have no right to use, any Benitec technology and/or any Benitec confidential information in any regulatory filing or for other Development purposes, or for any Commercialization purposes. SAME.

5.6 No Other Rights, Retained Rights. This Agreement confers no other right, license or interest by implication, estoppel or otherwise under any Patent Rights, know-how or other intellectual property rights of either Party except as expressly set forth in this Agreement. Each Party hereby expressly retains and reserves all rights and interests with respect to patents, patent applications, know-how or other intellectual property rights not expressly granted to the other party hereunder.

5.7 Right of First Negotiation.

a. During **** of the Term, Benitec shall have the continuing right of first negotiation ****, to obtain an exclusive license for products using AAV Capsid Variants identified with any 4D technology, for delivery of Gene Therapy Constructs to tissues outside the eye, but excluding the ****. 4D Molecular shall give Benitec written notice if 4D Molecular intends to partner rights to any such AAV Capsid Variants for the delivery of Gene Therapy Constructs to Non-Ocular Tissues, and Benitec shall have **** days after receipt of such notice to exercise its right of first negotiation by giving written notice to 4D Molecular ****, the Parties shall seek in good faith to agree on the conditions that would be applicable to Benitec’s new rights with respect to the foregoing (which rights would come into effect only once and only if such conditions are agreed in writing). ****.

b. Notwithstanding anything express or implied in Section 5.7(a), such Section does not apply to any product containing an AAV Capsid Variant, for which product 4D Molecular or its Affiliate has sponsored at least one (1) clinical trial before seeking to partner or out-license such product, nor to any AAV Capsid Variant included within the transaction for such a product for use in relation to the same indication or gene as such product.

Confidential material omitted and filed separately with the Commission.

c. **** Benitec may spontaneously deliver a notice to 4D Molecular of Benitec’s desire to obtain an exclusive license for products using one or more AAV Capsid Variants to deliver Gene Therapy Constructs to a given **** Tissue. If 4D Molecular is interested in further discussing such a potential transaction, then the Parties shall discuss the matter in good faith.

d. For the avoidance of doubt, this Section 5.7 does not grant Benitec any right of negotiation or other right with respect to any product that delivers any payload other than a Gene Therapy Construct.

5.8 Exclusivity. During the Term, 4D Molecular shall not, and shall cause its Affiliates to not, directly or indirectly, alone or in collaboration with a Third Party, research, Develop or Commercialize any AAV Capsid Variant for use with any Gene Therapy Construct in order to diagnose, treat, palliate, or prevent any disease or medical condition **** in humans or animals in the Field anywhere in the Territory, or grant a license to, or otherwise permit, any Third Party to do so anywhere in the Territory.

5.9 Berkeley License Compliance/Required Provisions. Benitec acknowledges that 4D Molecular has provided it with a copy of the executed 4D-Berkeley Licenses, and agrees that this Agreement is subject in all respects to the terms and conditions of the 4D-Berkeley Licenses. Without limiting the generality of the foregoing:

a. Benitec acknowledges that UC may publish any and all technical data resulting from any research performed by UC relating to the inventions disclosed in the UC Patent Rights, and UC expressly reserves the right to use such inventions, AAV Capsid Variants covered by the 4D-Berkeley Agreement (“UC AAV Capsid Variants”) and related technology for its educational and research purposes, to disseminate the UC AAV Capsid Variants and other tangible materials associated with, or required to practice such inventions or the Patent Rights Licensed under the 4D-Berkeley Licenses (“UC Patent Rights”) to researchers at nonprofit institutions for their educational and research purposes, and to permit other nonprofit institutions to use the UC AAV Capsid Variants to practice the UC Patent Rights for education and research purposes.

b. Benitec shall keep 4D Molecular informed of its large/small entity status, as defined in 15 U.S.C. 632.

c. Benitec acknowledges that certain of the inventions disclosed in the UC Patent Rights were funded in part by the U.S. Government, and agrees that in accordance with 35 U.S.C. 204, to the extent required by Law, any products Covered by the UC Patent Rights and sold in the United States will be substantially manufactured in the United States.

d. Benitec acknowledges that 4D Molecular’s exclusive rights, privileges, and licenses under the 4D-Berkeley Licenses will expire on the date of the last-to-expire Valid Claim under the UC Patent Rights, unless earlier terminated.

e. For any sublicense that Benitec grants under this Agreement that includes a further sublicense of the UC Patent Rights, Benitec shall ensure that (i) such further sublicense is subject to a written sublicense agreement and is bound by all of the applicable terms,

Confidential material omitted and filed separately with the Commission.

conditions, obligations, restrictions and other covenants of the 4D-Berkeley Licenses that protect or benefit UC’s (and, if applicable, the U.S. Government’s) rights and interests to the same extent that this Agreement does, and (ii) it or the Sublicensee shall, within twenty (20) calendar days after executing such sublicense agreement, furnish a copy thereof to 4D Molecular for delivery to UC. Any such further Sublicense shall include the Sublicensee’s name and address, and indemnification of UC as provided in this Agreement.

f. The Parties acknowledge and agree that upon termination of the 4D-Berkeley Licenses for any reason, Benitec’s sublicenses under the UC Patent Rights under this Agreement will remain in effect and will be assigned to UC, except that UC will not be bound to perform any duties or obligations set forth herein that extend beyond the duties and obligations of UC set forth in the 4D-Berkeley Licenses.

g. Benitec acknowledges that nothing contained in this Agreement will be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trademark, trade name, or other designation of UC (including any contraction, abbreviation, or simulation of any of the foregoing), and that unless required by Law, regulation, or rules of a securities exchange, or consented to in writing by UC, the use by Benitec of the name “The Regents of the University of California” or the name of any University of California campus in advertising, publicity or other promotional activities is expressly prohibited.

h. Benitec shall, and shall require its Sublicensees to, indemnify, defend, and hold harmless UC and its officers, employees, and agents; sponsor(s) of the research that led to the inventions disclosed in the UC Patent Rights and the UC AAV Capsid Variants; and the inventors of any UC Patent Rights and their employers against any and all losses, damages, costs, fees, and expenses resulting from Third Party claims and suits arising out of Benitec’s activities under this Agreement or of any Sublicensee’s activities under any sublicense agreement granting rights under the UC Patent Rights or the UC AAV Capsid Variants, or any use or possession of the UC AAV Capsid Variants resulting from Benitec’s exploitation of its rights thereto. This indemnification will include any product liability claims. Benitec will keep UC informed of its defense of any claims pursuant to this Section. If UC invokes the provisions of this Section, Benitec will not admit liability or wrongdoing on behalf of UC without UC’s prior written consent.

i. UC’s rights with regard to filing, prosecution, and enforcement of any UC Patent Rights shall supersede, control, and prevail over the filing, prosecution, and enforcement rights in this Agreement to the extent of any conflict.

j. To avoid doubt, it is understood and agreed that unless and except to the extent an AAV Optimized Variant that is encompassed within any UC Patent Rights is incorporated by Benitec or its Affiliate or Sublicensee into a Compound and/or Product, no sublicense under the 4D-Berkeley License shall be granted under this Agreement.

k. 4D Molecular has provided Benitec with true and complete copies of the 4D-Berkeley Licenses and all material correspondence between 4D Molecular and UC and any and all material notices required or permitted to be given to 4D Molecular by UC under the 4D-Berkeley Licenses. The 4D-Berkeley Licenses are in full force and effect in accordance with

Confidential material omitted and filed separately with the Commission.

their terms. 4D Molecular is in compliance in all material respects with its obligations under the 4D-Berkeley Licenses. 4D Molecular has not received notice that it is in breach of any obligations under the 4D-Berkeley Licenses. To 4D Molecular’s knowledge, no term or provision of this Agreement constitutes or gives rise to, or shall constitute or give rise to, a breach of any of the 4D-Berkeley Licenses. To 4D Molecular’s knowledge, 4D Molecular has not breached any term of any 4D-Berkeley Licenses.

l. 4D Molecular shall not breach, or commit a default under the 4D-Berkeley Licenses, which breach or default could give rise, whether immediately or with the passage of time, to termination of the 4D-Berkeley Licenses or any restriction of Benitec’s rights thereunder in a manner that could adversely affect the rights granted by 4D Molecular to Benitec under this Agreement. 4D Molecular shall exercise all rights under the 4D-Berkeley Licenses to preserve in full the value of such agreements and shall consult with Benitec in the event that any future action or failure to act by 4D Molecular thereunder could adversely affect the rights granted by 4D Molecular to Benitec under this Agreement. Without the prior consent of Benitec, 4D Molecular shall not amend, terminate or allow to lapse the 4D-Berkeley Licenses if such amendment, termination or lapse would adversely affect the rights granted by 4D Molecular to Benitec under this Agreement. 4D Molecular shall send a copy of any notice or other communication under any 4D-Berkeley Licenses asserting that 4D Molecular is in breach of any provision thereunder to Benitec. In addition, in the event that 4D Molecular receives any such notice or other communication, 4D Molecular shall promptly notify Benitec of such notice or other communication. 4D Molecular shall promptly remedy such breach or make such payment, failing which Benitec shall have the right, at Benitec’s reasonable discretion, to pay any disputed amounts to UC on behalf of 4D Molecular and thereafter deduct **** of such amounts from any subsequent amounts due from Benitec to 4D Molecular under this Agreement, provided that such right is in addition to any other rights or remedies that Benitec may have under this Agreement (but any damages Benitec is claiming shall be reduced by the amount of the credit applied). Once Benitec has selected the AAV Optimized Variants under Section 6.2, if none of them is an UC AAV Capsid Variant, then this subsection l shall no longer apply, until and unless Benitec later in accordance with this Agreement selects a UC AAV Capsid Variant as an AAV Optimized Variant under and in accordance with Section 6.2, at which point Benitec shall confirm the representations and warranties set forth in Sections 5.9(k) and (l)

5.10 Capsid Variant Data. Benitec shall on a regular basis, no less regularly than quarterly, disclose to 4D Molecular all preclinical and clinical data (but not including data from GLP toxicology studies) generated by or for Benitec, its Affiliate, or Sublicensee) with respect to any AAV Optimized Variant alone or as included in a Compound or Product. This shall include copies of all final study reports but not annual regulatory report(s) submitted to FDA or another Regulatory Authority. It is understood and agreed that the foregoing data are included in the Benitec Technology for which 4D Molecular is licensed, and has the limited right to use, outside the Field, under Section 5.5(b).

6. FINANCIAL TERMS

6.1 Payment Upon Signing. Benitec is hereby paying 4D Molecular an upfront payment of **** US dollars **** within **** calendar days of the Effective Date.

Confidential material omitted and filed separately with the Commission.

6.2 Second Tranche Payment.

a. Initial Selection of AAV Capsid Variants. In accordance with the time periods set forth in the Research Plan as of signing, 4D Molecular shall choose and present to Benitec all of the AAV Capsid Variants that, in 4D Molecular’s good faith professional judgment, are suitable and would maximize the likelihood of success under the Research Program (collectively, the “Initial AAV Capsid Variants”). Benitec shall be entitled, but not obligated, to select up **** Initial AAV Capsid Variants for validation studies under the Research Program. Upon (a) satisfaction of Delivery Success Criteria by an AAV Capsid Variant delivered under this Agreement (whether in the form of tangible materials or in sequence format) and/or (b) Benitec’s completion of the activities under the Research Program to test for whether variants meet the Delivery Success Criterion, then Benitec shall have the right to make the decision in its sole discretion to declare as an AAV Optimized Variant from any or all of the **** Capsid Variants selected by Benitec for validation studies. If Benitec chooses to declare an AAV Optimized Variant (or more than one) under this Section 6.2(a), then Benitec shall pay 4D Molecular **** US dollars **** within **** calendar days of such decision. Benitec’s decision to declare an AAV Optimized Variant may be made at any time during the Research Program, but prior to the initiation of any GLP toxicology testing for such AAV Optimized Variant.

b. Development of Additional Initial AAV Optimized Variants. If, within 12 months after the Effective Date, Benitec in its sole discretion (x) does not declare an AAV Optimized Variant from the three (3) Initial AAV Capsid Variants selected by Benitec for validation studies or (y) does not select any of the Initial AAV Capsid Variants for validation studies, then, then 4D Molecular shall either:

(i) choose and present to Benitec one or more additional AAV Capsid Variants that existed at the time Benitec selected the three (3) Initial AAV Capsid Variants for validation studies and that have been identified as AAV Capsid Variants that, in 4D Molecular’s good faith professional judgment, are suitable and would maximize the likelihood of success under the Research Program (collectively, the “Additional Initial AAV Capsid Variants”), in which case, (A) Benitec shall be entitled, but not obligated, to select one or more such AAV Capsid Variants from the Additional Initial Capsid Variants for validation studies, and (B) if Benitec, in its sole discretion, declares an AAV Optimized Variant from the Additional Initial AAV Capsid Variants selected by Benitec for validation studies, Benitec shall not be required to pay 4D Molecular any additional amounts for such decision.

(ii) choose to Develop new AAV Capsid Variants (collectively, the “Benitec Developed Initial AAV Capsid Variants”) that, in 4D Molecular’s good faith professional judgment, are suitable and would maximize the likelihood of success under the Research Program, in which case, (A) the Development of the Benitec Developed Initial AAV Capsid Variants pursuant to this clause (ii) shall be funded solely by Benitec in accordance with a research plan and budget mutually agreed to by 4D Molecular and Benitec following good faith negotiations between the Parties, (B) Benitec shall be entitled, but not obligated, to select one or more of AAV Capsid Variants from the Benitec Developed Initial AAV Capsid Variants for validation studies, and (C) if Benitec, in its sole discretion, declares an AAV Optimized Variant from the Benitec Developed Initial AAV Capsid Variants selected by Benitec for validation studies, Benitec shall pay 4D Molecular **** US dollars **** within **** calendar days of such decision.

Confidential material omitted and filed separately with the Commission.

c. Development of Additional AAV Optimized Variants. If, after Benitec has selected an AAV Optimized Variant, Benitec subsequently determines in its sole discretion that the AAV Optimized Variant is not suitable for further Development, then 4D Molecular shall:

(i) choose and present to Benitec one or more additional AAV Capsid Variants that ****, in 4D Molecular’s good faith professional judgment, are suitable and could maximize the likelihood of success under the Research Program ****;

(ii) choose to Develop new AAV Capsid Variants (the “Benitec Developed Additional AAV Capsid Variants”) that, in 4D Molecular’s good faith professional judgment, are suitable and would maximize the likelihood of success under the Research Program, in which case, (A) the Development of such Benitec Developed Additional AAV Capsid Variants pursuant to this clause (ii) shall be funded solely by Benitec ****, (B) Benitec shall be entitled, but not obligated, to select one or more of the Benitec Developed Additional AAV Capsid Variants for validation studies, and (C) if Benitec, in its sole discretion, declares an AAV Optimized Variant from the Benitec Developed Additional AAV Capsid Variants selected by Benitec for validation studies, Benitec shall pay 4D Molecular ****; or

(iii) choose and present to Benitec one or more additional AAV Capsid Variants that did not exist at the time Benitec selected the three (3) Initial AAV Capsid Variants for validation studies and that have been identified as AAV Capsid Variants that, in 4D Molecular’s good faith professional judgment, are suitable and could maximize the likelihood of success under the Research Program, and that are not Benitec Developed Additional AAV Capsid Variants ****.

(iv) ****.

d. Legally Allowed; Covenants. For the avoidance of doubt, nothing set forth in this Section 6.2 will obligate 4D Molecular to make any AAV Capsid Variants available to Benitec that are exclusive to other 4D Molecular collaborators or to disclose or make available to Benitec any data that was generated by or for 4D Molecular that is exclusive to other 4D Molecular collaborators; provided, however, that 4D Molecular will deliver to Benitec at the time of delivery of the Initial AAV Capsid Variants and any additional AAV Capsid Variants (including, Benitec Developed Additional AAV Capsid Variants) pursuant to Section 6.2(b) of this Agreement, a written certification that the Initial AAV Capsid Variants and any additional AAV Capsid Variants (including, Additional Initial Capsid Variants, Benitec Developed Initial AAV Capsid Variants, Additional AAV Capsid Variants, Benitec Developed Additional AAV Capsid Variants or Additional Developed AAV Capsid Variants) pursuant to Section 6.2(b) or Section 6.2(c) of this Agreement, as applicable, are the best AAV Capsid Variant candidates for the Field, and that 4D Molecular has not intentionally restricted or otherwise prejudiced in any way its recommendation to Benitec of AAV Capsid Variant candidates for the Field.

e. Capacity. 4D Molecular has, and throughout the first **** years of the Term will maintain, sufficient personnel, resources and equipment to perform its obligations

Confidential material omitted and filed separately with the Commission.

under this Section 6.2 in a professional and competent manner and in adherence to the provisions hereunder, and will utilize its best efforts at all times to devote the necessary personnel, resources and equipment to perform its obligations under this Section 6.2.

6.3 Development And Commercialization Milestone Payments. If any of the events listed below in this Section (each, a “Development Milestone”) is achieved, then Benitec shall pay 4D Molecular, within **** calendar days of the successful completion of each Development Milestone, the non-refundable payment listed opposite that Development Milestone below in this Section 6.3. Payments shall be made in US dollars by wire transfer from a US bank account designated by Benitec to a US bank account designated by 4D Molecular.

a. For the first time each of the Development Milestones listed in this Section 6.3(a) is achieved by the first Product to achieve such Development Milestone, Benitec shall be obligated to make each payment set out in the table below (to be clear, only once ever over the life of this Agreement):

Development Milestone	Payment

****	****

****	****

****	****

****	****

****	****

If any Development Milestone in the foregoing table (“Later Milestone”) is achieved without a Development Milestone that appears earlier in the table (“Earlier Milestone”) having been achieved and the corresponding payment paid to 4D Molecular, then the Earlier Milestone shall be deemed achieved, and the corresponding payment shall be due, upon achievement of the Later Milestone, in addition to the payment corresponding to the Later Milestone in such table being due.

b. For the second Product to achieve, and for each subsequent Product that has not ever before achieved, a given Development Milestone listed below (nor to be clear has it achieved the same Development Milestone under subsection (a)), when such second and each such subsequent Product first achieves such given Development Milestone below, Benitec shall be obligated to make each payment set out in the table below, only upon the first achievement of the applicable Development with respect to each such Product:

Development Milestone	Payment

Development Milestones

****	****

****	****

****	****

****	****

****	****

Confidential material omitted and filed separately with the Commission.

If any Development Milestone in the foregoing table is achieved without a Development Milestone that appears earlier in the table having been achieved and the corresponding payment paid to 4D Molecular, then the earlier Development Milestone shall be deemed achieved, and the corresponding payment shall be due, upon achievement of the later Development Milestone, in addition to the payment corresponding to the later Development Milestone in such table being due.

c. It is understood that the payments for Development Milestones in the table of subsection (a) shall be paid one time only each. It is understood that the payments for Development Milestones in the table of subsection (b) shall be paid one time each per Product, beginning with the first Product to achieve the applicable event that did not already achieve such Development Milestone under Section 6.3(a). triggering the payment under subsection a.; as such, the payments for Development Milestones may be paid an unlimited number of times under this Agreement, because the number of distinct Products is theoretically unlimited within the bounds of the Field.

d. For the purposes of this Section 6.3, no Product shall be a “second Product” or a “subsequent Product” unless it contains a different Gene Therapy Construct than the first Product and all other Products that met the applicable development milestone being triggered by the “second Product” or “subsequent Product.” The order in which Products were first made or began in Development does not determine what is a second or subsequent Product for purposes of Section 6.3(b), rather, it is the order in which Products first achieve the Development Milestones that determines this.

e. There is no distinction between “Compound” and “Product” for purposes of this Section 6.3.

6.4 Royalties on Benitec/Affiliate Net Sales. Benitec shall pay 4D Molecular a royalty of **** percent **** of the aggregate Net Sales by Benitec and its Affiliates in the Territory with respect to each of the Products or Compounds in the Field in each calendar year during the Term (“Royalty”).

6.5 Share of Sublicense Consideration.

a. Share. Benitec shall pay 4D Molecular **** percent **** of all Sublicense Consideration received by Benitec or its Affiliates.

b. “Sublicense Consideration” means all consideration received by Benitec or its Affiliate from a Sublicensee for the grant of a sublicense. “Product” or “Compound” shall not be considered a “second” or “subsequent” Product or Compound for the purposes of Section 6.3(b)

Confidential material omitted and filed separately with the Commission.

unless it contains a different Gene Therapy Construct from all Products or Compounds, such consideration including, by way of non-limiting examples, upfront fees and milestone fees; provided, however, the following are not included in Sublicense Consideration:

(i) Net sales royalties on sales of Compound and/or Product under the sublicense or license;

(ii) Funding or other support for activities of Benitec relating to the research, Development, manufacturing or Commercialization of Products, to the extent the funding is reasonably at cost;

(iii) Reimbursement of Benitec’s out-of-pocket costs, including patent costs related to Patent Rights.

c. No Proportional Reductions. It is understood and agreed that, Sublicense Consideration is intended to capture all consideration in connection with any Compound- or Product-related sublicense, without deduction or reduction, of any kind (including that there shall be no reduction in relation to IP owned by Benitec being part of the overall sublicense transaction with any Sublicensee, even, for example, if licenses to Benitec’s assets are placed in separate documentation than those granting rights to a Compound or Product).

d. In-Kind Sublicense Consideration. If Benitec or its Affiliate receives any Sublicense Consideration in a form other than immediately available funds, 4D Molecular shall be entitled to receive its share of the portion of such Sublicense Consideration in the form of cash equivalent of such in-kind Sublicense Consideration, as and when such in-kind Sublicense Consideration is actually paid to Benitec or Affiliates. The Parties shall cooperate in good faith and agree upon the fair market value of such Sublicensee Consideration. If the Parties are unable to agree on the fair market value of such Sublicensee Consideration within sixty (60) calendar days following the date of when such in-kind Sublicense Consideration is initially paid to Benitec or its Affiliates, the matter shall be submitted for resolution in accordance with the provisions of Section 19.2 (Dispute Resolution) of this Agreement. In no event shall Benitec or its Affiliates be obligated to make payment to 4D Molecular of any amount under this Section 6.5d, unless and until Benitec or its Affiliates actually receive payment of such in-kind Sublicense Consideration and then only to the extent such portion of the in-kind Sublicense Consideration is actually paid to Benitec or its Affiliates.

6.6 Sublicensee Sales Royalties.

a. Where Benitec/Affiliate Receives Net Sales Royalty. Benitec shall pay 4D Molecular a royalty of **** percent **** of the royalties received by Benitec or its Affiliate from its Sublicensees that are calculated as a percentage of Net Sublicensee Sales (such royalties received by Benitec or its Affiliate “Sublicensee Royalty”); provided, however, that Benitec’s Sublicensee Royalty payments to 4D Molecular shall not be less than **** percent **** of aggregate Net Sublicensee Sales in the Territory of the Products in the Field in a calendar year during the Term. Benitec in all Sublicenses shall use its Commercially Reasonable Efforts to include substantially the same definition of Net Sales as Sublicensee Net Sales in this Agreement.

Confidential material omitted and filed separately with the Commission.

b. Where Benitec/Affiliate Receives Net Profit Share. Benitec shall pay 4D Molecular **** percent **** of any Sublicensee Net Profit Share received by Benitec or its Affiliate from Sublicensees for sales by Sublicensees in the Territory of the Products in the Field during the Term; provided, however, that such Sublicensee Net Profit Share shall not be less than **** percent **** of Sublicensee Net Sales sold pursuant to the sublicense agreement that is generating the applicable Sublicensee Net Profit Share. “Sublicensee Net Profit Share” means Benitec’s or its Affiliate’s applicable share of Net Sales less cost of goods sold, which share is payable to Benitec by a Sublicensee for sales by Sublicensees in the Territory of the Products in the Field during the Term. In any event, 4D Molecular shall never be responsible for any share of negative Sublicensee Net Profit Share (i.e. losses under a profit-sharing sublicense arrangement), and negative Sublicensee Net Profit Share shall not carry forward into future accounting periods.

c. It is understood and agreed that: (i) if the circumstances apply, then Benitec shall be obligated to make payments to 4D Molecular under either of Section 6.6(a) or 6.6(b) but that, under no circumstances shall Benitec be required to make payments under both Section 6.6(a) and 6.6(b); and (ii) similarly to the concept provided in Section 6.5(c), there is no adjustment to Sublicensee Royalty or Sublicensee Net Profit Share if the applicable Sublicensee receives, in addition to a sublicense of 4D-Molecular-Controlled rights, a license or other right under other intellectual property (which may include Know-How and/or Patent Rights) owned or controlled by Benitec or its Affiliate.

6.7 Payment Considerations.

a. Benitec shall pay the Royalty of Section 6.4 with regard to (a) each Product in the Field and (b) each country where such Product is sold for the longer of (the “Royalty Period”) **** After the expiration of the Royalty Period, Benitec shall pay **** of the Royalty of Section 6.4. Notwithstanding the foregoing, Benitec shall not be obligated to pay any Royalty of Section 6.4 to 4D Molecular with respect to a Product in the Field in any country when, and from and after the date that, there is a marketed **** product with respect to such Product that captures **** of the market of such country (as reasonably determined by the Parties and based on units).

b. Benitec shall pay the Sublicensee Royalty to 4D Molecular for so long as Benitec is required to pay the Royalty pursuant to Section 6.7(a), in accordance with the step-down provisions of Section 6.7 (a) **** Notwithstanding the foregoing, Benitec shall not be obligated to pay any Sublicensee Royalty to 4D Molecular pursuant to Section 6.6(a) when, and from and after the date that, there is a marketed **** product with respect to the Product of such Sublicensee Royalty that captures **** of the market of such country (as reasonably determined by the Parties and based on units).

c. Benitec shall pay 4D Molecular its share of Sublicensee Net Profit Share to 4D Molecular for so long as Benitec is required to pay the Royalty pursuant to Section 6.7(a), in accordance with the step-down provisions of Section 6.7 (a) **** Notwithstanding the foregoing, Benitec shall not be obligated to pay any Sublicensee Net Profit Share to 4D Molecular pursuant to Section 6.6(b) when, and from and after the date that, there is a marketed **** product with respect to the Product of such Sublicensee Net Profit Share that captures **** of the market of such country (as reasonably determined by the Parties and based on units).

Confidential material omitted and filed separately with the Commission.

d. With regard to Net Sales of Combination Products, Benitec and 4D Molecular shall negotiate in good faith for an appropriate reduction in the Royalty, the Sublicensee Royalty, and/or the Net Profit Share, as applicable, based on the relative cost and Royalties and/or Sublicensee Royalties allocable to the components for the Combination Product. In the absence of written agreement between the Parties as to the adjustment, the adjustment shall be a **** percent **** reduction.

e. Benitec shall pay: (A) the Royalty within **** calendar days of the end of each Benitec Quarter; and (B) the Sublicensee Royalty and/or Sublicensee Net Profit Share within **** calendar days of receipt by Benitec.

6.8 Third Party Royalties.

a.

(i) 4D Molecular shall be responsible for all payments and other obligations to Third Parties existing as of the Effective Date relating to Licensed Patent Rights and 4D Molecular Technology. In the event that 4D Molecular fails to cure any actual or potential breach of the 4D-Berkeley License, which is not due to an intentional action or inaction by Benitec that caused the breach or prevented the breach from being cured by 4D Molecular and which constitutes a breach of this Agreement by Benitec, and for which Berkeley has the right to terminate such license upon failure to cure such breach, at least ten (10) business days prior to the expiration of the applicable cure period for the breach as provided under the Berkeley License, then Benitec shall have the right, at its sole discretion, to immediately undertake any reasonable actions, in its name or in the name of 4D Molecular, that are reasonably necessary to cure an actual breach of the 4D-Berkeley License on behalf of 4D Molecular in order to avoid termination of the 4D-Berkeley License. **** Nothing in this Section, or any actions undertaken by Benitec pursuant hereto, shall be construed as a waiver, or as otherwise releasing, 4D Molecular from any liability under this Agreement, or otherwise at law or equity, resulting from any breach of its obligations under this Agreement. ****.

(ii) To the extent that Benitec’s rights as a sublicensee under the 4D-Berkeley License would be maintained in all materials respects even after a breach and loss of rights by 4D Molecular, Section 6.8(a)(i) shall not apply, notwithstanding anything express or implied.

(iii) To the extent that Benitec (or its Affiliate or Sublicensee) are not actively pursuing a Compound and/or Product Covered by UC Patent Rights, Section 6.8(a)(i) shall not apply, notwithstanding anything express or implied.

b. If Benitec **** shall be subject to a final court or other binding order or ruling requiring the payment of a royalty or other payment to such Third Party patent holder in order to practice the subject matter of the Licensed Patent Rights (“Third Party Patent Licenses”), **** percent **** of any consideration paid under Third Party Patent Licenses by Benitec, its Affiliates or Sublicensees shall be fully creditable against royalties and net sales sharing payable to 4D Molecular hereunder on the same Product and in the same country as the

Confidential material omitted and filed separately with the Commission.

Patent Rights of the Third Party Patent Licenses; provided, however, in no event shall such credit cause the Royalties paid to 4D Molecular for any particular calendar quarter under Section 6.4 as to a Product in a given country to be reduced to less than **** percent **** of the aggregate Net Sales by Benitec and its Affiliates in such country of such Product; **** To avoid doubt, the foregoing offset shall operate on a country-by-country and Product-by-Product basis. Benitec shall provide 4D Molecular with **** calendar days advance written notice of its intention to enter into any such license, which notice shall include a summary of the reasons for obtaining such license. Notwithstanding anything express or implied, costs of obtaining licenses for Patent Rights to the extent directed solely to the Gene Therapy Construct of any Product are not eligible to be offset under this Section 6.8(b).

6.9 End of Royalties; Continuation of License. Section 6.7(a) describes the time periods in which Royalties are due by Benitec to 4D Molecular. Section 6.7(b) describes the time period in which Sublicensee Royalties are due by Benitec to 4D Molecular. Section 6.7(c) describes the time period in which a share of Sublicensee Net Profit Share is due by Benitec to 4D Molecular. Upon termination of all payment obligations of Benitec with respect to a Product in a particular country in accordance with such Sections, the license grants to Benitec in Section 5 in respect of such Product in such country shall become fully paid-up with respect to such Product in such country.

6.10 Accounting. The Net Sales used for computing the Royalties payable to 4D Molecular by Benitec shall be computed and paid in US dollars by wire transfer from a US account of Benitec’s choosing to a US account designated by 4D Molecular. For purposes of determining the amount of royalties due, the amount of Net Sales in any foreign currency shall be computed by converting such amount into US dollars at the prevailing commercial rate of exchange for the purchasing of dollars with such foreign currency as published in the Wall Street Journal for all business days of the calendar quarter for which the relevant royalty payment is to be made by Benitec (the average of such rate over all such business days).

6.11 Records. Benitec shall keep for three (3) years from the date of each payment of royalties complete and accurate records of sales by Benitec and its Affiliates of each Product in sufficient detail to allow the accruing royalties to be determined accurately. 4D Molecular shall have the right, at its sole cost, for a period of three (3) years after receiving any report or statement with respect to royalties due and payable to appoint at its expense an independent certified public accountant reasonably acceptable to Benitec to inspect the relevant records of Benitec to verify such report or statement. Benitec shall make its records available for inspection by such independent certified public accountant during regular hours at such place or places where such records are customarily kept, upon reasonable notice from 4D Molecular, to verify the accuracy of the reports and payments. Such inspection shall not be exercised more than once in any calendar year or more than once with respect to sales in any given period. 4D Molecular agrees to hold in strict confidence all information concerning Royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for 4D Molecular to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law. The failure of 4D Molecular to request verification of any report or statement during said three (3) year period shall be considered acceptance of the accuracy of such report, and Benitec shall have no obligation to maintain records pertaining to such report or statement beyond said three (3) year period. The results of each inspection, if any, shall be

Confidential material omitted and filed separately with the Commission.

binding on both Parties absent collusion, falsification of records, intentional deception of the auditor, or other fraud. If the audit reveals an underpayment, Benitec shall promptly pay the additional amounts due and all costs of the audit. If the audit reveals an overpayment, then Benitec shall be entitled to a credit against subsequent payments due hereunder in the amount of the overpayment.

Benitec shall use its Commercially Reasonable Efforts to obtain a substantially similar audit right from all Sublicensees as well as the right to share all audit reports and information with 4D. Benitec shall, if requested by 4D Molecular, and at 4D Molecular’s cost, conduct the annual audit of each Sublicensee and share the audit report with 4D Molecular. 4D shall not be required to pay the costs of any audit initiated by Benitec without being required of Benitec by 4D.

6.12 Taxes. It is understood and agreed between the Parties that any payments made under this Agreement are exclusive of any value added or similar tax imposed upon such payments and shall be grossed up to cover any of the foregoing if they are imposed on the payments under this Agreement. However, in the event any such payments made by Benitec become subject to withholding taxes under the laws of any jurisdiction, Benitec shall deduct and withhold the amount of such taxes for the account of 4D Molecular to the extent required by Applicable Law, such amounts payable to 4D Molecular shall be reduced by the amount of taxes deducted and withheld, and Benitec shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to 4D Molecular an official tax certificate or other evidence of such tax obligations together with proof of payment from the relevant Governmental Authority of all payment of taxes. Any such withholding taxes required under Applicable Law to be paid or withheld shall be an expense of, and borne solely by, 4D Molecular. Benitec shall provide 4D Molecular with reasonable assistance to enable 4D Molecular to recover such taxes as permitted by Applicable Law. Benitec shall make all payments required under this Agreement from a U.S. bank account.

7. TREATMENT OF CONFIDENTIAL INFORMATION

7.1 Disclosure. Except as provided in Sections 7.2, 7.3, and 7.10 below, a Party may not disclose to a Third Party the following information without the written permission of the other Party:

a. the other Party’s Confidential Information disclosed under this Agreement; or

b. the terms of this Agreement.

The Parties acknowledge and agree that Article 8 defines which Program Technology is the Confidential Information of which Party, and Program Technology that is the Confidential Information of both Parties. Accordingly, Program Technology is not described specifically in this Article 7 separately from each Party’s Confidential Information, but it is nevertheless protected under this Article 7 as the Confidential Information of one or both of the Parties.

7.2 Disclosure Restriction. Benitec and 4D Molecular may only disclose the other’s Confidential Information to (i) their officers, employees, and agents and (ii) those consultants

Confidential material omitted and filed separately with the Commission.

working directly under this Agreement, all of the foregoing with a reasonable need to know the Confidential Information for purposes of performing its obligations or exercising its rights under this Agreement.

7.3 Exceptions for Disclosure. A Party may disclose the information and technology in Section 7.1: (a) to a Third Party (i) for use under a sublicense that the Party is entitled to grant under this Agreement, including for the purpose of due diligence conducted in preparation of such an agreement; and (ii) for the purpose of investment, loan, licensing, merger or acquisition (regardless of the form of the transaction) due diligence; and (iii) as approved by the Parties to provide services to support the Research Program; and (b) in the case of Benitec, for use by Benitec, its Affiliates or Third Parties working on behalf of Benitec or its Affiliates under the Research Program or in the Development or Commercialization of a Product. The Third Party shall be bound to maintain such information in confidence on the substantially the same terms as are set forth in this Section 7. In addition, a Party shall be entitled to disclose the information in Section 7.1 but only to the extent reasonable necessary for the purposes of (i) preparation, submission, and prosecution of patent applications in connection with the Program Patent Rights, and (ii) regulatory submissions relating to the Product (solely in Benitec’s case.

7.4 Use. Benitec and 4D Molecular may only use the other’s Confidential Information as permitted by this Agreement.

7.5 Measures. Benitec and 4D Molecular shall use the same measures to protect the other’s Confidential Information as it uses to protect its own Confidential Information. Each Party shall ensure that each of its officers, employees, agents and consultants that will have access to the other’s Confidential Information are bound by contract to maintain the information in confidence and use it only for purposes of this Agreement.

7.6 Return of Information. After termination of this Agreement, a Party shall, on the other Party’s request, return or destroy all copies of the other Party’s Confidential Information. But, one copy may be kept so that the Party can monitor its continuing obligations under this Agreement. Once all of the obligations of confidentiality imposed by this Agreement have expired, the receiving Party shall return its archival copy of the disclosing Party’s Confidential Information within 60 calendar days of the disclosing Party’s written request.

7.7 Publication and Press Releases. The results of the Research Program may be published as part of a scientific presentation or publication after scientific review by the Steering Committee if, neither 4D Molecular or Benitec, acting reasonably, disapprove the publication in writing within sixty (60) calendar days of receipt of a publication request.

a. The decision to protect Program Patent Rights, such as by preparing and filing patent applications, is deemed a reasonable basis for disapproval of a publication request. Within ninety (90) calendar days of the Research Program’s end, the Steering Committee shall prepare a written plan for publication of the Research Program results. Either Party may disapprove a publication request if it does not comply with the plan.

b. The Parties will issue the joint press release set forth in Exhibit D at a mutually agreed time on a mutually agreed date. Thereafter, either Party may issue a press

Confidential material omitted and filed separately with the Commission.

release relating to this Agreement or upon achievement of a milestone under this Agreement, upon prior written approval by the other Party, which approval shall not be unreasonably withheld and shall be deemed to be given if such Party does not provide notice that it disapproves a draft of such release within ten (10) calendar days of receipt. In addition, it is understood and agreed that either Party shall be entitled to issue a press release as to the achievement of each Development Milestone in Section 6.3. The Parties shall consult with each other as to the wording of such press release, but this Section is not intended to deprive either Party of the right to issue such a release on each Development Milestone achievement. In addition, a Party shall not be required to obtain consent for the re-release of information that was already issued in a press release approved in accordance with this Section 7.

7.8 Duration. The obligations of this Section 7 shall end five (5) years after the end of the Term of this Agreement.

7.9 Exceptions to Non-Disclosure. The non-disclosure provisions of this Section 7 shall not apply to 4D Molecular Confidential Information or to Benitec Confidential Information, as the case may be, to the extent that such information is (i) as of the date of disclosure to the receiving Party, known to the receiving Party other than by virtue of a prior confidential disclosure to the receiving Party by the disclosing Party, where the obligation of confidentiality has not expired; (ii) disclosed in published literature, or otherwise generally known to the public through no fault or omission of the receiving Party; (iii) obtained from a Third Party free from any obligation of confidentiality to the disclosing Party; or (iv) in the reasonable opinion of legal counsel, required to be disclosed under law or by a Governmental Authority other than a Regulatory Authority, or in connection with any court order or legal proceeding; provided that, in the case of clause (iv), the receiving Party provides the disclosing Party sufficient prior notice (to the extent practicable) of such disclosure. The receiving Party agrees to cooperate, at the request and sole expense of the disclosing Party, with the disclosing Party’s efforts to preserve the confidentiality of such information including, to the extent applicable, seeking confidential treatment through such a Governmental Authority.

7.10 Public Filings. To avoid doubt, if a Party is required by law or by the rules or regulations of any stock exchange on which its shares are or will be (in the case of a filing in connection with an IPO) traded to file a copy of this Agreement, it shall be entitled to do so, but shall seek confidential treatment of those sensitive terms of this Agreement for which it is reasonably available, and shall consult with the other Party in advance as much as possible as to which terms of this Agreement are sensitive and for which such other Party wishes confidential treatment to be sought. In any event, the filing Party shall give the other Party no less than ten (10) business days (i.e., days that are not a national holiday in the Party’s country of domicile) to comment as to the redactions that it requests, and the filing Party shall seek confidential treatment for at a minimum the redactions requested by the non-filing Party, except only to the extent confidential treatment is manifestly and clearly unavailable under the law as advised by outside counsel.

8. INTELLECTUAL PROPERTY RIGHTS.

8.1 Disclosure of Inventions. Each Party shall promptly inform the other about all inventions or discoveries, whether patentable or otherwise, that its (or its Affiliates’) officers,

Confidential material omitted and filed separately with the Commission.

employees, agents or consultants make while carrying out the Research Program, except that (a) 4D Molecular shall not be required to disclose to Benitec any improvements to 4D Molecular’s Know-How for creating, selecting, and/or optimizing AAV Capsid Variants (including any improvements to 4D Molecular’s AAV Capsid Variant Libraries that are not AAV Optimized Variants) (except that, for the avoidance of doubt, 4D Molecular shall disclose to Benitec the existence of such improvements; and (b) Benitec shall not be required to disclose to 4D Molecular any Know-How or improvements relating to Benitec’s gene constructs or any other aspects of Benitec’s ddRNAi technology, or other Benitec Technology.

8.2 Ownership of Program Patents and Program Technology.

a. Vector Inventions. 4D Molecular shall solely own the Vector Program Patents and Vector Program Technology.

b. RNAi Inventions. Benitec shall solely own the RNAi Program Patents and RNAi Program Technology.

c. Compound/Product Inventions. Benitec shall own the Product Program Patents and the Product Program Technology.

d. Other Program Inventions. All Other Program Patents and Other Program Inventions shall be owned based on inventorship, as determined under U.S. law.

e. Assignments. Each Party hereby assigns and shall assign to the other Party the assigning Party’s interest in the Program Patents and Program Technology as necessary to achieve ownership as provided in this Section 8.2. Each assigning Party shall execute and deliver all documents and instruments reasonably requested by the other Party to evidence or record such assignment or to file for, perfect or enforce the assigned rights. Each assigning Party hereby appoints the other Party as attorney-in-fact solely to execute and deliver the foregoing documents and instruments if such other Party after making reasonable inquiry does not obtain them from the assigning Party. Each Party (and its Affiliates) shall perform its activities under this Agreement through personnel who have made a similar assignment and appointment to and of such Party or its Affiliate. Each assigning Party shall make its relevant personnel (and their assignments and signatures on such documents and instruments) reasonably available to the other Party for assistance in accordance with this Article at no charge.

f. Nature of Joint Ownership Implementation. Neither Party shall have the right to practice, license, authorize sublicenses of, and alienate its interest in, the jointly owned Patent or Technology, except as provided in this Agreement.

g. Confidential Information Status of Various Program Technologies. The Vector Program Technology shall be 4D Molecular Confidential Information, as shall all Other Program Technology solely owned by 4D Molecular. The RNAi Program Technology shall be Benitec Confidential Information, as shall all Other Program Technology solely owned by Benitec. The Product Program Technology shall be both 4D Molecular Confidential Information and Benitec Confidential Information. As shall all Other Program Technology jointly owned by 4D Molecular and Benitec.

Confidential material omitted and filed separately with the Commission.

8.3 4D Ownership of its Background Technology. Nothing in this Agreement shall alter 4D Molecular’s ownership and/or Control over all of the 4D Molecular Confidential Information, Licensed Patent Rights and 4D Molecular Technology.

8.4 Benitec Ownership of its Background Technology. Nothing in this Agreement shall alter Benitec’s ownership and/or Control over all Benitec Confidential Information, Benitec Patent Rights and Benitec Technology.

8.5 Sublicensee Technology and Sublicensee Patents. Benitec shall use Commercially Reasonable Efforts to require each Sublicensee (at whatever tier or layer of licensing or sublicensing) to assign to 4D Molecular **** Such assignment shall be by the grant of a present assignment (“hereby grants…”) in the license by which the Sublicensee obtains its earliest rights pertaining to Compound, Product and/or any related Know-How or Patent Right. If it becomes necessary, Benitec shall use Commercially Reasonable Efforts to enforce the applicable provisions or assist 4D to do the same.

8.6 Third Party Resources.

a. If and to the extent 4D Molecular utilizes any Third Party to perform any obligations under this Agreement, 4D Molecular shall require such Third Party to assign any and all discoveries and inventions by such Third Party to 4D Molecular, such assignment to be included in the applicable Third Party agreement. Such assignment shall be by the grant of a present assignment (“hereby grants…”) in the agreement by which the Third Party obtains its earliest rights pertaining to such discovery or invention.

b. If and to the extent Benitec utilizes any Third Party to perform any obligations under this Agreement, Benitec shall require such Third Party to assign any and all discoveries and inventions by such Third Party to Benitec, such assignment to be included in the applicable Third Party agreement. Such assignment shall be by the grant of a present assignment (“hereby grants…”) in the agreement by which the Third Party obtains its earliest rights pertaining to such discovery or invention.

8.7 Section 365(n) of the US Bankruptcy Code. All rights and licenses granted or to be granted under or pursuant to any Section of this Agreement, including under Section 5, are rights to “intellectual property” (as defined in Section 101(35A) of the Bankruptcy Code). Each of the Parties hereby acknowledge that (a) copies of research data, (b) laboratory samples, (c) product samples, (d) formulas, (e) laboratory notes and notebooks, (f) data and results related to clinical trials, (g) regulatory filings and approvals, (h) rights of reference in respect of regulatory filings and approvals, (i) pre-clinical research data and results, and (j) marketing, advertising and promotional materials, in each case, that relate to such intellectual property, constitute “embodiments” of such intellectual property pursuant to Section 365(n) of the Bankruptcy Code. Each Party shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code or equivalent legislation in any other jurisdiction. Upon the bankruptcy of either Party, the other Party shall further be entitled to a complete duplicate of, or complete access to, as appropriate, any such intellectual property, and such intellectual property, if not already in its possession, shall be promptly delivered to such other Party, unless the Party in bankruptcy elects to continue, and continues, to perform all of its obligations under this Agreement.

Confidential material omitted and filed separately with the Commission.

9. FILING, PROSECUTION AND MAINTENANCE OF BENITEC PATENT RIGHTS.

9.1 Benitec’s Rights and Obligations. Benitec reserves all rights to but shall not have the obligation with respect to the Benitec Patent Rights to:

a. File and prosecute any applicable patent applications of the Benitec Patent Rights;

b. Respond to proceedings filed by Third Parties against the patent applications of the Benitec Patent Rights;

c. File papers and, subject to Section 9.3, pay all fees necessary to maintain any granted patents of the Benitec Patent Rights;

d. Seek all applicable patent term extensions, patent term adjustments, patent term corrections, supplementary patent certificates and the like as applicable to the Benitec Patent Rights; and

e. Seek the listing of any applicable Benitec Patent Rights with health, regulatory or other agencies of government for the purposes of giving notice of such Patent Rights with respect to third parties seeking regulatory or marketing approval of pharmaceutical products, including U.S. FDA Orange Book listing.

9.2 Product Claims. If Benitec wishes to include Product Claims in a Benitec Patent Right, then Benitec shall notify 4D Molecular in writing, and the Parties shall discuss the matter and whether better protection would be obtained by including the Product Claims in a Benitec Patent Right, versus in a Product Program Patent (the latter of which would not claim priority to any Benitec Patent Right), and/or whether both of the foregoing can be done consistent with good prosecution strategy and the law. The Parties will include their respective patent counsel in such discussions and discuss the matter in good faith. In the absence of written consensus between the Parties to the contrary, all Product Claims shall be filed as Product Program Patents.

9.3 Cooperation. 4D Molecular shall cooperate with Benitec’s reasonable requests in support of any Product Claims filings as part of Benitec Patent Rights that may be consented to by 4D Molecular in writing pursuant to the Parties’ good faith discussions under Section 9.2, including but not limited to the preparation, filing, prosecution, maintenance and enforcement of such Product Claims (if any) of Benitec Patent Rights. This cooperation shall include:

a. Giving access to invention records and any other relevant documents in their possession or control.

b. Executing, and procuring its employees, officers, agents and consultants to execute, necessary documents.

c. Facilitating meetings with its employees, officers, agents and consultants, including those individuals that have relevant information.

Confidential material omitted and filed separately with the Commission.

Benitec shall reimburse 4D Molecular any and all reasonable external costs associated with providing assistance as required under this Section (e.g., costs of outside counsel advising 4D Molecular in connection with rendering this assistance).

9.4 Abandonment. In the event Benitec wishes to abandon any Product Claims that were filed as part of Benitec Patent Rights pursuant to an agreement between the Parties under Section 9.2, by not continuing to prosecute the applicable patent application or by not paying maintenance fees for a granted patent, Benitec shall provide 4D Molecular with notice of its proposed abandonment not less than sixty (60) calendar days prior to the loss of any such patent right. 4D Molecular may elect to maintain at its own cost said patent application or patent to the extent of the applicable Product Claim(s), by giving Benitec at least thirty (30) calendar days’ notice of its intention to do so. Upon such notice, Benitec shall cooperate with 4D Molecular by providing access to any necessary records and documents and executing necessary documents to enable the 4D Molecular to take control of the prosecution and/or maintenance of the applicable Program Patent Rights.

9.5 Acquisition of Rights from Third Parties. During the Research Program a Party shall notify the other Party of any opportunities to obtain Technology from a Third Party that the Party believes is desirable for the Research Program. The Parties shall decide if the Technology should be obtained and, if so, on what terms and by which Party.

10. FILING, PROSECUTION AND MAINTENANCE OF VARIOUS PATENT RIGHTS.

10.1 Vector Program Patents. With respect to the Vector Program Patents within the Field, 4D Molecular shall:

a. Provide Benitec with copies of all draft Vector Program Patent applications prior to first non-provisional filing, and reasonably consider Benitec’s comments on such draft patent applications;

b. Where possible, 4D Molecular will provide the drafts of such non-provisional filings at least thirty (30) calendar days prior to filing, however, in exigent circumstances 4D Molecular will provide such drafts as soon as is reasonably practicable for it;

c. File Counterparts to the original Vector Program Patent for each Vector Program Technology invention in all countries, regions or other jurisdictions of the world (including national, PCT and PCT nationalization applications) as reasonably requested by Benitec, in compliance with Applicable Law and reasonable and customary practice, provided that at least thirty (30) calendar days prior to the due date of any such filings 4D Molecular shall provide Benitec with a list of all countries, regions or other jurisdictions in which it proposes to file said Counterparts;

d. Conduct all prosecution after filing of the Vector Program Patents;

e. At least thirty (30) calendar days prior to any applicable due dates (taking account of available extensions), or such shorter time period as is reasonable under the

Confidential material omitted and filed separately with the Commission.

circumstances, provide Benitec with copies of all relevant notices, official actions, oppositions, draft responses and any other documents relevant to the prosecution of any relevant patent applications and reasonably consider Benitec’s comments on the draft responses;

f. File all papers and, subject to Section 10.8, pay all fees necessary to maintain any granted patents arising from the Vector Patent Rights;

g. Take all actions reasonably requested by Benitec to maintain any such granted patents;

h. Give Benitec a report detailing the status of all such patent applications that were filed and prosecuted by 4D Molecular, and granted patents resulting therefrom every twelve (12) months; and

i. Give Benitec prompt notice of any decision to not prosecute or maintain a patent application (including divisionals and continuations) or to abandon an application or a granted patent within the Vector Program Patents.

j. Notwithstanding the foregoing in this Section 10.1, any Vector Program Patents that do not Cover any Compound or Product shall not be subject to any information sharing with or commentary by Benitec under this Section 10.1 nor cost sharing under Section 10.8.

10.2 RNAi Program Patents. Benitec shall have the right to file, prosecute, and maintain the RNAi Program Patents. Sections 10.1(a)-(i) shall apply mutatis mutandis to Benitec’s filing, prosecution and maintenance of the RNAi Program Patents, except that any RNAi Program Patents that do not Cover any Compound or Product shall not be subject to any information sharing with or commentary by 4D Molecular under this Section 10.2.

10.3 Product Program Patents. Benitec shall have the right to file, prosecute, and maintain the Product Program Patents. Sections 10.1(a)-(i) shall apply mutatis mutandis to Benitec’s filing, prosecution and maintenance of the Product Program Patents; provided, however, that Benitec shall not take any position in the filing or prosecution of the Product Program Patents that would materially conflict with the strategy for or any position taken by 4D Molecular (or its licensor) in the filing and prosecution of the Vector Program Patents and/or the other Licensed Patents without discussion.

10.4 Other Program Patents. The Party solely owning any Other Program Patents shall have the right to file, prosecute and maintain such Other Program Patents at their sole expense. In the case of Other Program Patents that are jointly owned by the Parties, if both Parties agree to proceed with the filing, then the Parties shall equally share the costs (50% of such costs shall be allocated to each Party) for the filing, prosecution and maintenance of such Other Program Patents that are jointly owned by the Parties and the Parties shall mutually agree in writing as to: (a) which Party shall file, prosecute and maintain the jointly owned Other Program Patents; and (b) the other Party’s commentary and/or approval rights over the foregoing. In the absence of written agreement by the Parties as to the foregoing in regard to any given Other Program Patent, the Parties’ rights as joint owners under background law shall fully apply.

Confidential material omitted and filed separately with the Commission.

10.5 Licensed Patent Rights Other Than Program Patent Rights. As between the Parties, 4D Molecular shall have the sole and exclusive right to control the filing, prosecution, and maintenance of all Licensed Patents other than Program Patents. The Parties will discuss in good faith any requests by Benitec that 4D Molecular file any Product Claims or claims specifically directed to AAV Optimized Variants within the Program Technology as part of Licensed Patents that are not Program Patents. 4D Molecular agrees to reasonably consider any such request by Benitec.

10.6 Disclaimer and Abandonment of Certain Patents.

a. 4D Molecular shall have the right, upon discussion with Benitec, to disclaim the term of any claims of the Licensed Patent Rights prosecuted by 4D Molecular, that are specific to any AAV Optimized Variant, but not to any Product, without the consent of Benitec.

b. If 4D Molecular intends to finally abandon the prosecution of any claim of a Vector Program Patent that is specific to a Compound or Product, then it shall give Benitec **** calendar days’ advance written notice thereof. Upon such notice, Benitec shall have the option to continue the prosecution or maintenance of the applicable Patent Rights, except and unless the abandonment is in furtherance of a broader prosecution strategy of 4D Molecular for the Vector Program Patent/Counterpart family in which such claim is included (and 4D Molecular’s written notice Benitec shall state whether or not this is the case; 4D Molecular agrees to meet with Benitec and both Parties’ counsel to discuss the matter in good faith if requested by Benitec in the case in which the abandonment is part of a broader prosecution strategy). 4D Molecular shall cooperate with Benitec as reasonably necessary to give effect to the provisions in this Section.

c. If Benitec intends to finally abandon the prosecution of any claim of a Product Program Patent, then it shall give 4D Molecular **** calendar days’ advance written notice thereof. Upon such notice, 4D Molecular shall have the option to continue the prosecution or maintenance of the applicable Patent Rights. Benitec shall cooperate with 4D Molecular as reasonably necessary to give effect to the provisions in this Section.

10.7 Extensions. Each Party shall have the sole and exclusive right as to Patent Rights Controlled by it independently of this Agreement or owned by it in accordance with this Agreement to do the following: to obtain patent term extensions, patent term adjustments, patent term corrections, supplementary patent certificates and the like as applicable (including those available under 35 U.S.C. Section 156 and any non-U.S. equivalent) for the appropriate Licensed Patent Rights in the Field. Each Party shall, at the other Party’s expense and request, cooperate with the other Party and sign all documents requested by such other Party in connection with obtaining the extension. Notwithstanding the foregoing, it is mutually agreed by the Parties that if it is possible to extend a Product Program Patent with respect to a Product, then it is the longest-lived Product Program Patent that shall be extended with respect to such Product, it being recognized by both Parties that only one Patent Right may legally be extended (at least in the U.S.) as to any given Product. In any event, notwithstanding anything express or implied in this Agreement, 4D Molecular shall not be required to extend with regard to a Compound or Product any Licensed Patent Right other than a Product Program Patent. The costs to extend a

Confidential material omitted and filed separately with the Commission.

Product Program Patent shall be borne solely by Benitec (and Benitec shall reimburse to 4D Molecular any such costs incurred by 4D Molecular in relation to such extension within 30 calendar days after being invoiced for them).

10.8 Filing and Prosecution Costs. **** To the extent either Party is entitled to be reimbursed (the “Reimbursed Party”) by the other (the “Reimbursing Party”) under this Article 10, the Reimbursing Party shall pay all costs within 30 calendar days after receiving an invoice therefor from the Reimbursed Party.

10.9 Recognition of Berkeley Rights. Notwithstanding anything express or implied above, to the extent of any conflict between any of the foregoing provisions in this Article 10 and the right of Berkeley in the Berkeley License, the rights of Berkeley in the Berkeley License shall prevail over and supersede what is provided for above in this Article 10.

11. LEGAL ACTION.

11.1 Enforcement of Product Program Patents Against Competitive Infringement.

a. Notice. Each Party shall promptly notify the other Party if it becomes aware of any actual, potential or suspected infringement of any Licensed Patent Rights by any Third Party relating to a Product being Developed or Commercialized by Benitec under this Agreement.

b. Right to Sue.

(i) Benitec shall have the first right, but not the obligation, to institute any action it deems necessary, including initiation of legal action before a tribunal, in connection therewith against an alleged Third-Party infringer of the Product Program Patents by activities with Compound or Product in the Field in the Territory (“Competitive Infringement”).

(ii) If Benitec does not enter into a settlement agreement as to Competitive Infringement or bring suit against the Third Party conducting the Competitive Infringement within **** calendar days after the first notice between the Parties under Section 11.1(a) with respect to such Competitive Infringement, then 4D Molecular shall have the right to bring suit under the Product Program Patents against such Third Party as to such Competitive Infringement.

(iii) The Party bringing suit under subsection (i) or (ii) shall consult with and keep the other Party informed of the progress of such proceedings and may incorporate the other Party’s suggestions as the suing Party deems appropriate based on its reasonable business judgment, provided however that the suing Party shall have final decision-making authority in the event of any disagreements between the Parties relating thereto except as provided for below.

(iv) Notwithstanding anything express or implied, neither Party shall take any position in a suit under this Section 11.1(b) that is in conflict with any position taken in the prosecution or enforcement of any Vector Product Patent or other Licensed Patent Right.

Confidential material omitted and filed separately with the Commission.

c. Assistance. If either Party determines that it is necessary or desirable, it may require the other Party to join any legal action instituted under Section 11.1, in which case the other Party shall, at the request and expense of the requesting Party, execute all papers and perform any other acts reasonably required to commence the action. If the requesting Party lacks standing, the other Party shall bring the legal action to the extent it has standing. The requesting Party shall indemnify the other Party for all its reasonable costs associated with such legal action. The requesting Party shall reimburse the assisting Party on an ongoing basis for all costs associated with such assistance, within 30 calendar days after receiving invoices from the assisting Party for such costs.

d. Independent Counsel. Each Party shall always have the right to be represented by counsel of its own selection and at its own expense in any action instituted by the other under Section 11.1(b), beyond any requested assistance under Section 11.1(c). To avoid doubt, if a Party retains independent counsel in order to fulfill its obligations under subsection (c) rather than for other purposes under this subsection (d), then the legal costs of fulfilling obligations under subsection (c) are subject to reimbursement under subsection (c).

e. Costs of Independent Counsel Rather Than Required Assistance. Each Party shall be reimbursed for its costs of independent counsel it chooses to retain under Section 11.1(d), from any sums recovered in any legal action against a third party infringer, or, in the event that the recovery is less than all such costs, on a pro rata basis based on each Party’s respective costs. Any remaining sums shall be divided between the Parties as follows:

(i) ****;

(ii) ****; and

(iii) ****.

11.2 Other Enforcement.

a. Enforcement Outside the Field. 4D Molecular shall have the sole right, but not the obligation, to institute any action it deems necessary, including initiation of legal action before a tribunal, in connection therewith against an alleged third-party infringer of the Licensed Patent Rights outside the Field. To the extent possible without compromising legal privilege for sensitive information, 4D Molecular shall consult with and keep Benitec informed of the progress of such proceedings and may incorporate Benitec’s suggestions, to the extent they relate to the Field, as it deems appropriate based on its reasonable business judgment, provided however that 4D Molecular shall have final decision-making authority in the event of any disagreements between the Parties relating thereto; provided, however, that while 4D Molecular shall have the right to proceed with action under this Section 11.2, if Benitec expresses the opinion that such action would likely have a material adverse effect on the License Patent Rights within the Field, the Parties shall meet to discuss the matter in good faith, and 4D will give Benitec’s specific concerns careful consideration and will seek to mitigate them where reasonable in 4D’s good faith opinion in the context of managing 4D’s overall portfolio and considering all other Patent Rights on Product that protect Product other than Licensed Patent Rights (such as, but not limited to, Product Program Patents); ****.

b. Enforcement of Other Licensed Patent Rights. Benitec shall have no right, back-up or otherwise, to enforce any Licensed Patent Right against Competitive Infringement, other than a Product Program Patent under Section 11.1, nor to require 4D Molecular to do so.

Confidential material omitted and filed separately with the Commission.

11.3 Defense of Infringement Claims. If a Third Party brings suit against Benitec or any Benitec Affiliate or Sublicensee alleging that the Development, Commercialization or any other Compound or Product activity conducted under Section 5.1 of this Agreement infringes the intellectual property rights of others:

a. 4D Molecular shall, at Benitec’s request and expense: cooperate with Benitec’s defense of the suit and shall execute all documents and take all other actions, which may reasonably be required in connection with the defense; and

b. Benitec shall be authorized in its discretion to conduct and dispose of any such Third Party suits, provided that it shall not settle any such suit in a manner that requires any payment or concession by 4D Molecular or that shall have an adverse effect on 4D Molecular’s business, without first obtaining 4D Molecular’s consent to the applicable terms of such settlement, which consent shall not be unreasonably withheld. Notwithstanding anything express or implied, without first obtaining 4D Molecular’s consent in 4D Molecular’s sole discretion, Benitec shall not have the right to make any admission whatsoever as to any Licensed Patent other than a Product Program Patent.

11.4 No Implied Enforcement Right. Notwithstanding anything express or implied in this Agreement, at law, or in equity, there shall be no implied rights of either Party to enforce a Patent Right owned or controlled by the other Party; each Party’s only enforcement rights under the other’s Patent rights shall be those that are clearly and explicitly stated in this Agreement.

12. TERM AND TERMINATION.

12.1 Term and Expiration. Unless terminated earlier as provided herein, this Agreement shall be effective beginning on the Effective Date and shall expire upon the earlier of: (a) cessation and abandonment by Benitec and all Benitec Affiliates and Sublicensees of all Development and Commercialization efforts of all Products in the Field; or (b) upon the termination of the last of all of Benitec’s payment obligations under this Agreement (the “Term”).

12.2 Material Breach. The following shall be considered a material breach of this Agreement (“Material Breach”):

a. Any misrepresentation or breach of a material representation or warranty of a Party under this Agreement;

b. Any insolvency or filing for bankruptcy protection by a Party; and

c. Any failure by a Party to perform a material obligation under this Agreement, including, with respect to Benitec, the obligations arising under Section 4.3, in all

Confidential material omitted and filed separately with the Commission.

cases within ninety (90) calendar days of notice thereof by the other Party (the “Cure Period”), except with respect to non-payment by Benitec, which Cure Period shall be thirty (30) calendar days from the date of notice from 4D Molecular for such non-payment.

12.3 Right of Termination.

a. By Benitec. Benitec shall have the right to terminate the Agreement at any time after the term of the Research Program as described under Section 2.2 and as provided in the original Research Plan, including any extensions under Section 2.2, for any reason with or without cause on 90 calendar days written notice.

b. By Either Party for Uncured Material Breach. Either Party may terminate this Agreement by written notice to the other Party of a Material Breach by such other Party, as defined pursuant to Section 12.2 (i.e., that the other Party has failed to cure within the Cure Period that applies to the underlying material obligation under this Agreement).

c. Partial Termination by Benitec. Benitec shall be entitled to partially terminate the Agreement (“Partial Termination”) as follows: In the event that there is more than one Product under clinical or more advanced Development or in Commercialization, Benitec shall be entitled to exercise its right to terminate with respect to fewer than all of the applicable Products, in which case the Agreement will end as to only the terminated Products.

12.4 Effective Date of Termination.

a. Termination by either Party as a result of a Material Breach of the other Party shall be effective immediately upon written notice by the non-breaching Party following the Cure Period.

b. Termination by Benitec under Section 12.3(a) shall be effective ninety (90) calendar days following 4D Molecular’s receipt of written notice thereof.

12.5 Effect of Termination.

a. Approved Product. In the event of a termination of this Agreement by 4D Molecular in the circumstances set out in Section 12.3(b) or a Partial Termination in the circumstances set out in Section 12.3(c) and, in each case at a time when regulatory approval has been granted for a Product, Benitec shall have no obligation under this Section 12.5 with respect to licensing to 4D of the Product that has obtained Regulatory Approval (or, with respect to a Partial Termination, such terminated Product), and all obligations of Benitec under Sections 4.2 (Post Collaboration Diligence Reporting), 4.3 (Development Diligence Obligation) and 4.4 (Benitec Commercialization Diligence Obligation) shall cease with respect to any Product for which Regulatory Approval has been granted (or, with respect to a Partial Termination, such terminated Product); provided, however, that 4D Molecular shall have the exclusive right, for a period of ****, to negotiate with Benitec in good faith to obtain an exclusive license to the Benitec Patent Rights (if still on patent) and Benitec Technology (if still on patent) and Product IP on commercially reasonable terms to Develop and Commercialize the applicable Product in the Territory. ****.

Confidential material omitted and filed separately with the Commission.

b. Product Not Yet Approved. In the event of a termination of this Agreement by 4D Molecular in the circumstances set out in Section 12.3(b) or a Partial Termination in the circumstances set out in Section 12.3(c), and at a time prior to regulatory approval but after 1st dosing in a Phase I Trial of a Product, Benitec shall revert the applicable Product (or, with respect to a Partial Termination, such terminated Product) for the Territory to 4D Molecular all obligations of Benitec under Sections 4.2 (Post Collaboration Diligence Reporting), 4.3 (Development Diligence Obligation) and 4.4 (Benitec Commercialization Diligence Obligation) shall cease with respect to the applicable Product (or, with respect to a Partial Termination, as to such terminated Product), provided that the Parties enter into an agreement whereby 4D Molecular agrees to the same performance obligations and payments incumbent upon Benitec under this Agreement, for the benefit of Benitec under the new agreement. For the avoidance of doubt, such reversion shall include assignment of all Program Product IP and licenses to Benitec Technology required for 4D to be able to develop and commercialize the applicable Product(s) in the Territory, to the extent legally allowed, such that Benitec shall not be required to pay any amounts in order to grant 4D Molecular such licenses to Product IP and Benitec Technology nor shall 4D Molecular be required to pay such licenses to Product IP and Benitec Technology, unless the Parties otherwise mutually agree in writing. **** If the Parties encounter difficulties in completing and signing such new agreement, the matter shall be submitted to arbitration in accordance with this Agreement.

c. Partial Terminations. In the case of Partial Terminations under Section 12.5, the effects of termination described in this Section 12.5 shall apply only to the Products as to which this Agreement has terminated, and shall not apply to those Products for which this Agreement remains in effect.

d. In the event of any termination of the Agreement, in addition to the foregoing in (a)-(e):

(i) The license provided by 4D Molecular to Benitec for the Licensed Patent Rights, the Licensed Technology and the 4D Molecular Confidential Information for Development and Commercialization in the Territory of Products in the Field shall end ****; and

(ii) Any payments due 4D Molecular that are accrued or are accruable shall be immediately due and payable to 4D Molecular.

e. Surviving Obligations.

Termination of this Agreement shall not prejudice:

(i) Any terms which contemplate performance after termination including, Article 1 (Definitions), Section 2.4 (b), Section 5.2(b) (in respect of any sublicenses already granted prior to termination of this Agreement), Section 5.6 (No Other Rights, Retained Rights), Section 6.9 (End of Royalties; Continuation of License), Section 6.10 (Accounting), Section 6.11 (Records), 6.12 (Taxes), Article 7 (Treatment of Confidential Information), Article 8 (Intellectual Property Rights), Articles 9 and 10 (Filing, Prosecution and Maintenance of Patent Rights), Section 11.3 (Defense of Infringement Claims), Section 12.2 (Material

Confidential material omitted and filed separately with the Commission.

Breach), Section 12.3 (Right of Termination), Section 12.4 (Effective Date of Termination), Section 12.5 (Effect of Termination), Articles 13 and 14 (Representations, Warranties, Covenants), Article 15 (Indemnification by Benitec) and Article 16 (Indemnification by 4D Molecular), Article 17 (Disclaimer of Liability), Article 18 (Notices), Article 19 (Legal) and Article 20 (Misc.).

(ii) Articles 8 (Intellectual Property Rights), 9 (Filing, Prosecution and Maintenance of Patent Rights) and 10 (Filing, Prosecution and Maintenance of Patent Rights) shall survive the termination, except that any and all commentary and other rights of Benitec with respect to Patent Rights Controlled by 4D Molecular shall cease.

(iii) A Party’s right to receive any payments accrued under Sections 2.4, Article 6 (Financial Terms) and Section 10.4 (Patent Costs) and accruable under this Agreement in respect of Products shall survive the termination.

(iv) Any other remedies which either Party may otherwise have.

f. Upon termination of the Agreement for all Products and countries of the Territory, each Party shall return to the other Party, or destroy at the other Party’s request, all of such other Party’s Technology, and Confidential Information then in such Party’s, its Affiliates’ or Sublicensees’ possession and all Licensed Materials.

13. 4D MOLECULAR’S REPRESENTATIONS, WARRANTIES AND COVENANTS.

13.1 4D Molecular’s Representations and Warranties. 4D Molecular represents and warrants to Benitec as follows:

a. It is a limited liability company duly organized, validly existing and is in good standing under the laws of the State of Delaware.

b. It has all power and authority to enter into and perform this Agreement.

c. This Agreement has been duly authorized by all necessary corporate action and the execution, delivery and performance of this Agreement by 4D Molecular shall not:

(i) violate any Applicable Law in any material respect;

(ii) violate its certificate of incorporation or by-laws; or

(iii) knowingly materially breach or knowingly give rise to any non- curable termination of, rescission, renegotiation or knowingly trigger any other rights under any material agreement, permit or other instrument that materially binds it or its assets (including in relation to the Licensed Patent Rights).

d. It does not owe an obligation to a Third Party that conflicts with this Agreement nor is it aware of an obligation to a Third Party that would impede its performance of this Agreement.

Confidential material omitted and filed separately with the Commission.

e. As of the effective date, it is not aware of any actual infringement of any of the Licensed Patent Rights (including any activity that would be infringement but for the fact that applicable Licensed Patent Rights are still pending).

f. ****.

g. ****.

h. No Third Party has challenged the validity or enforceability of any Licensed Patent Rights in existence as of the Effective Date ****.

i. It has furnished to Benitec all material information in its possession requested by Benitec as to the foregoing.

j. 4D Molecular is the legal and beneficial owner of all the Licensed Patent Rights and no Third Party has any right, interest or claim in or to, and neither 4D Molecular nor any of its Affiliates has entered into any agreement granting any right, interest or claim in or to, the Licensed Patent Rights, including any encumbrance, mortgage or other similar restriction. All assignments to 4D Molecular of ownership rights relating to the Licensed Patent Rights owned by 4D Molecular are valid and enforceable.

k. 4D Molecular has the right to grant the licenses granted and to convey the benefits of the covenants pursuant to this Agreement, and that the licenses so granted do not conflict with or violate the terms of any agreement between 4D Molecular and any Third Party.

l. Exhibit A contains a complete and correct list of all Licensed Patent Rights in the Territory owned by or licensed to 4D Molecular (and indicating which are owned by 4D Molecular and which are licensed to 4D Molecular); Benitec acknowledges that under the heading “Excluded Patents” are listed certain Patent Rights for which 4D Molecular holds some rights but does not Control rights relating to the Field and under which 4D Molecular does not purport to grant any rights to Benitec under this Agreement.

m. There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to 4D Molecular’s knowledge, threatened against 4D Molecular in connection with the Compound or any Licensed Patent Rights or against or relating to the transactions contemplated by this Agreement.

n. There is no agreement to which 4D Molecular or any of its Affiliates is a party pursuant to which 4D Molecular or any of its Affiliates has a license, or an option to obtain a license, or holds an immunity from suit, with respect to patents that (i) are pending, applied for, granted or registered, and (ii) but for 4D Molecular’s rights under such agreements, to 4D Molecular’s knowledge, could be asserted by Third Parties to be infringed by the manufacture, distribution, use or sale of the Compound or the Products.

o. 4D Molecular has not knowingly misled Benitec prior to the Effective Date as to any scientific and technical information that 4D Molecular reasonably believes represents a material risk to the successful identification of an AAV Capsid Compound meeting the original Delivery Success Criteria, intended for use in Compounds and the Products in accordance with this Agreement.

Confidential material omitted and filed separately with the Commission.

p. All of 4D Molecular’s personnel and employees, and Third Parties, including agents and consultants, hired by 4D Molecular and involved in the Research Program are, or when hired shall be, under a written obligation to assign to 4D Molecular any right they may have in any invention first invented, discovered, made, conceived or reduced to practice in the conduct of activities pursuant to the Research Program, and all intellectual property rights therein.

q. As of the Effective Date, each of the 4D-Berkeley Licenses is in full force and effect.

13.2 4D Molecular’s Covenants. During the Term, 4D Molecular covenants that it shall:

a. Preserve its corporate existence, either in the form of its current entity or a successor entity (such as but not limited to the case of a merger).

b. Maintain the rights in its tangible and intangible assets needed to perform this Agreement.

c. Not accept an obligation to a Third Party that conflicts with this Agreement or that would impede its performance of this Agreement.

d. Conduct, and shall use reasonable efforts to cause its contractors and consultants to conduct, all of its activities contemplated under this Agreement in accordance with all Applicable Law, including, if and as applicable, Good Laboratory Practices to the extent specifically provided for in the Research Plan. 4D Molecular hereby certifies that it shall not employ or otherwise use in any capacity in preforming any activity under this Agreement the services of any person or entity known to it to be debarred under 21 USC §335a.

e. If, during the Term, 4D Molecular has reason to believe that it or any of its employees, officers, subcontractors, or consultants rendering services hereunder (i) is or shall be debarred or convicted of a crime under 21 U.S.C. Section 335a, or (ii) is or shall be under indictment under said Section 335a, then 4D Molecular shall promptly notify Benitec in writing.

f. 4D Molecular shall not amend the 4D-Berkeley Licenses in such a manner as to lessen 4D’s Control within the scope of the license to Benitec in Section 5.1 relative to the extent of 3D Molecular’s Control as of the Effective Date, nor place any new obligation or restriction on Benitec as a sublicensee under the 4D-Berkeley License, which obligation or restriction was not already in place under the 4D-Berkeley License as of the Effective Date (but 4D Molecular shall otherwise remain free to amend the 4D-Berkeley Licenses).

Confidential material omitted and filed separately with the Commission.

14. BENITEC’S REPRESENTATIONS, WARRANTIES AND COVENANTS.

14.1 Benitec’s Representations and Warranties. Benitec represents and warrants to 4D Molecular as follows:

a. It is a corporation duly organized, validly existing and is in good standing under the laws of Australia.

b. It has all power and authority to enter into and perform this Agreement.

c. This Agreement has been duly authorized by all necessary corporate action and the execution, delivery and performance of this Agreement by Benitec shall not:

(i) require the consent of its stockholders;

(ii) violate any Applicable Law;

(iii) violate its certificate of incorporation or by-laws; or

(iv) breach or give rise to any termination of, rescission, renegotiation or trigger any other rights under any material agreement, permit or other instrument that binds it or its assets (including in relation to the Benitec Patent Rights).

d. It does not owe an obligation to a Third Party that conflicts with this Agreement or that would impede its performance of this Agreement.

e. It has sufficient rights in its tangible and intangible assets to perform this Agreement and it is not aware that a Third Party disputes these rights.

f. There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to Benitec’s knowledge, threatened against Benitec in connection with or relating to the transactions contemplated by this Agreement.

g. Benitec has not knowingly misled 4D prior to the Effective Date as to any scientific and technical information relating to the Field or the Gene Therapy Constructs for the ocular field that Benitec reasonably believes represents a material risk to the successful Development of the Compounds as part of Products in accordance with this Agreement.

14.2 Benitec’s Covenants. During the Term, Benitec covenants that it shall:

a. Preserve its corporate existence, either in the form of its current entity or a successor entity (such as but not limited to the case of a merger).

b. Maintain the rights in its tangible and intangible assets needed to perform this Agreement.

c. Not accept an obligation to a Third Party that conflicts with this Agreement or that would impede its performance of this Agreement.

d. Conduct, and shall use reasonable efforts to cause its contractors and consultants to conduct, all of its activities contemplated under this Agreement in accordance with all Applicable Law, including cGLP, cGCP, and cGMP as applicable to the activities.

Confidential material omitted and filed separately with the Commission.

e. Benitec hereby certifies and covenants that it shall not employ or otherwise use in any capacity in preforming any activity under this Agreement the services of any person or entity known to it to be debarred under 21 USC §335a. Benitec shall require its Affiliates performing hereunder or exercising any right hereunder to make this certification and covenant as a condition of obtaining any rights under this Agreement or relating to Compound and/or Product.

f. If, during the Term, Benitec has reason to believe that it or any of its employees, officers, subcontractors, or consultants rendering services hereunder (i) is or shall be debarred or convicted of a crime under 21 U.S.C. Section 335a, or (ii) is or shall be under indictment under said Section 335a, then Benitec shall promptly notify 4D Molecular in writing.

15. INDEMNIFICATION BY BENITEC.

15.1 Indemnity. Benitec shall indemnify 4D Molecular and its Affiliates, and its or their officers, directors, shareholders, members, partners, employees, agents and representatives (“4D Molecular Indemnified Parties”) against all liability, loss, cost, and expense (including attorneys’ fees) (collectively, “Losses”) resulting from any Third Party claim, demand, action, or suit (or judgment resulting from any of the foregoing) (collectively, “Third-Party Claims”) made against a 4D Molecular Indemnified Party arising from: (a) Benitec’s breach of any of its representations, warranties or covenants in this Agreement; or (b) Benitec’s or its Affiliate’s or Sublicensee’s research, development, manufacture, sale, offer for sale, use, import, export, storage, distribution, regulatory activities, or other activities with respect to or of Compound(s) and/or Products.

15.2 Control. On receipt of notice of the Third-Party Claim, the 4D Molecular Indemnified Party must:

a. Promptly notify Benitec.

b. Permit Benitec, at Benitec’s cost, to handle and control the defense of the Third-Party Claim and not make any admission concerning any such Third-Party Claim. The 4D Molecular Indemnified Party shall have the right to participate in the defense of the claim; if it chooses to do so with separate counsel then this shall be at its own expense.

c. Give Benitec, at Benitec’s cost, all reasonable assistance and cooperation in Benitec’s handling of the Third-Party Claim, including furnishing such records, information and testimony, and attending such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

15.3 Exclusions. This indemnity shall not apply to the extent any Third-Party Claim arises out of a 4D Molecular Indemnified Party’s breach of any term, representation, warranty or covenant in this Agreement, or to the extent such Third-Party Claim and associated Losses is and are subject to indemnification by 4D Molecular under Article 16.

15.4 Sublicensees. Benitec shall include in each Sublicensee a covenant to indemnify, defend and hold harmless the 4D Molecular Indemnitees to substantially the same extent as Benitec is required to do in Section 15.1, as regards breaches arising under and activities

Confidential material omitted and filed separately with the Commission.

conducted under the sublicense, subject to the same requirements as provided in Section 15.2. The 4D Molecular Indemnitees shall be explicit intended third-party beneficiaries of such covenant by each Sublicensee.

16. INDEMNIFICATION BY 4D MOLECULAR.

16.1 Indemnity. 4D Molecular shall indemnify Benitec and its Affiliates, and its or their officers, directors, shareholders, members, partners, employees, agents and representatives (“Benitec Indemnified Parties”) against all Losses resulting from any Third-Party Claims made against a Benitec Indemnified Party arising from: (a) 4D Molecular’s breach of any of its representations, warranties or covenants in this Agreement; or (b) 4D Molecular’s research, development, manufacture, sale, offer for sale, use, import, export, storage, distribution, regulatory activities, of Compound(s) and/or Products outside the Field and/or of AAV Capsid Variants developed under this Agreement outside the scope of Benitec’s rights in this Agreement.

16.2 Control. On receipt of notice of the Third-Party Claim, the Benitec Indemnified Party must:

a. Promptly notify 4D Molecular.

b. Permit 4D Molecular – at 4D Molecular’s cost, to handle and control the defense of the Third-Party Claim and not make any admission concerning any such Third-Party Claim. The Benitec Indemnified Party shall have the right to participate in the defense of the Third-Party Claim at its own expense; if it chooses to do so with separate counsel then this shall be at its own expense.

c. Give 4D Molecular – at 4D Molecular’s cost, all reasonable assistance and cooperation in 4D Molecular’s handling of the Third-Party Claim, including furnishing such records, information and testimony, and attending such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

16.3 Exclusions. This indemnity shall not apply to the extent any Third-Party Claim arises out of a Benitec Indemnified Party’s breach of any term, representation, warranty or covenant in this Agreement, or to the extent such Third-Party Claim is subject to indemnification by Benitec under Article 15.

17. DISCLAIMER OF LIABILITY FOR CONSEQUENTIAL DAMAGES. EXCEPT WITH RESPECT TO EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER ARTICLES 15 AND 16, OR BREACHES OF THE CONFIDENTIALITY PROVISIONS OF ARTICLE 7, NEITHER PARTY SHALL BE LIABLE TO THE OTHER UNDER THIS AGREEMENT, WHETHER IN TORT, CONTRACT OR OTHERWISE, FOR ANY INDIRECT OR CONSEQUENTIAL LOSSES (INCLUDING LOST PROFITS).

Confidential material omitted and filed separately with the Commission.

18. NOTICES. All notices shall be in writing and sent by certified mail, return receipt requested, courier, or facsimile to the addresses noted below. Notices shall be deemed given on the date they are received as shown by proof of delivery or proof of facsimile transmission. Notices may be given via email, and all certified mail, courier, or facsimile notices shall also be sent by email to the appropriate email(s) below (as they may be updated by notice in accordance with this Section) in order to be valid notices under this Agreement.

If to Benitec:

Benitec Biopharma Ltd

1-15 Barr St Balmain (Sydney) NSW, Australia

If to 4D Molecular:

4D Molecular Therapeutics

19 Rima Court

Danville, CA 94526

19. LEGAL.

19.1 GOVERNING LAW AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Both Parties hereby consent to the jurisdiction (including personal jurisdiction) and venue of the federal courts located within the State of New York, and waive any and all defenses that they might otherwise have to the jurisdiction and venue of such courts, including the defense that the court cannot assert personal jurisdiction over the defendant, and forum non conveniens.

19.2 DISPUTE RESOLUTION.

a. CEO Discussions. In the event that any Party asserts that there exists one or more disputes arising under or in connection with this Agreement (each a “Dispute”), such Party may deliver a written notice to the other Party involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same (“Notice of Dispute”). Both Parties agree that any Dispute shall be discussed by the CEOs of the Parties to seek to resolve the matter in good faith for a period of **** after the Notice of Dispute for that Dispute prior to either Party initiating arbitration in connection with such Dispute. Each Party hereby agrees not to initiate arbitration in connection with any Dispute prior to requesting such CEO discussions by written notice and subsequently engaging in such discussions in good faith (unless and except to the extent the notified Party’s refuses for its CEO to participate in such discussions).

b. Mandatory Arbitration. If any Dispute cannot be resolved by the CEOs within **** business days after delivery of a Notice of Dispute, then such Dispute must be submitted for arbitration in accordance with the provisions of this Section 19.2 as herein set forth. Such Dispute shall be resolved by final and binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time (the “Arbitration Rules”), and any Final Determination (as defined below) shall be governed by, and shall be enforced pursuant to Article 75 of the New York Code of the State of New York.

Confidential material omitted and filed separately with the Commission.

c. Notice of Arbitration. The Party delivering the Notice of Dispute may, on the date of expiration of such **** day period commence arbitration hereunder by delivering to each other Party involved therein a notice of arbitration (a “Notice of Arbitration”) with respect to the Dispute described in the Dispute Notice. Each Notice of Arbitration shall specify in reasonable detail each Dispute as to which arbitration is sought, the names of each Party to the arbitration and the amount and nature of the damages, if any, sought to be recovered, and any other matters required by the Arbitration Rules to be included therein, if any.

d. Selection of Arbitrator. There shall be one arbitrator and the Parties shall select such arbitrator within forty-five (45) calendar days following the Notice of Arbitration. If the Parties shall be unable to select an arbitrator within such 45-day period, then each Party shall select an arbitrator of its choosing that satisfies the criteria set forth in this Section 19.3(c), and the two arbitrators so selected shall select a third arbitrator, who shall serve as the single arbitrator for the Dispute. The arbitrator shall be a licensed attorney who has represented biotechnology and pharmaceutical companies for at least ten years and is knowledgeable concerning the subject matter at issue in the dispute.

e. Determination of Costs and Expenses. The arbitrator selected pursuant to this Section 19.2 will determine the allocation of the costs and expenses of arbitration and shall be fully empowered to award such costs and expenses to the Party that it finds has prevailed in the arbitration. To avoid doubt, this includes such prevailing Party’s reasonable attorney and expert witness fees.

f. Arbitration Process. The arbitration shall be conducted in the State of New York under the Arbitration Rules, except as modified by the agreement of all Parties. Unless agreed to by the Parties or by the arbitrator if needed, a final determination or award (the “Final Determination”) shall be rendered no later than 90 business days after the selection of the arbitrator(s); provided that the failure of the arbitrator to meet that timetable shall not affect the validity of the Final Determination. The Final Determination shall be final and binding on all Parties and may be enforced in any state or federal court having jurisdiction over the dispute.

g. Confidential Treatment of Arbitration Materials and Final Determination. The Parties shall keep confidential any Final Determination, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another Party in the arbitration proceedings not otherwise in the public domain, save and to the extent disclosure is required by law, legal process, regulation or judicial order by any Governmental Authority, or to protect or pursue a legal right or to enforce or challenge an award in Legal Proceedings before a court or other judicial authority permitted by this Section 19.2.

h. No Restrictions on Injunctive Relief. Nothing in this Agreement bars the right of any Party to obtain preliminary or permanent injunctive relief or other provisional measures against any conduct or threatened conduct that will cause it loss or damage, in accordance with the rules for obtaining injunctive relief in any court of competent jurisdiction, including the applicable rules for obtaining restraining orders and preliminary injunctions, and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.

Confidential material omitted and filed separately with the Commission.

20. MISCELLANEOUS.

20.1 Binding Effect. This Agreement is binding upon and inures to the benefit of a Party’s legal representatives, successors and permitted assigns.

20.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original. Signatures to this Agreement may be exchanged by PDF and the Parties will be bound on exchange of the PDF signatures, even if they also choose to exchange original signatures at a subsequent time.

20.3 Amendment. This Agreement may only be amended or canceled in writing.

20.4 Waiver. A Party’s compliance with the terms of this Agreement may only be waived by written notice from the other Party. Unless stated otherwise in writing a waiver shall not be deemed an ongoing waiver. Any delay or failure of a Party to require performance of a term of this Agreement shall not prevent the Party from enforcing the term later.

20.5 Third Party Beneficiaries. Third Parties are not granted any rights under this Agreement, other than the rights of 4D Molecular Indemnitees and Benitec Indemnitees.

20.6 Relationship. The Parties are independent contractors. This Agreement does not create a partnership, joint venture, or agency relationship between the Parties or between either of them and any Third Party.

20.7 Assignment and Successors. A Party may not assign this Agreement without the permission of the other Party, and any assignment without such permission shall be null and void; provided, however, that a Party may, without the permission of the other Party, assign this Agreement to:

a. its Affiliates;

b. any purchaser of all or substantially all of its assets;

c. any successor corporation resulting from any merger or consolidation of such Party with or into such corporations; or

d. solely in the case of 4D Molecular, 4D Molecular may assign this Agreement in whole or in part without the requirement to obtain consent from Benitec, in connection any transaction to sell or monetize 4D Molecular’s right to receive payments hereunder from Benitec (as a non-limiting example, if 4D Molecular sells to a Third Party in exchange for a lump sum 4D Molecular’s right to receive Royalties under this Agreement).

20.8 Change of Control. All Patent Rights and Know-How that were or was independently held prior to the Change of Control by an entity that was not either Party’s Affiliate prior to the Change of Control, and all Patent Rights and Know-How developed or acquired by such an entity after the Change of Control but independently of such Party, shall be referred to as “Acquiror IP.” Notwithstanding anything express or implied in Article 1, elsewhere in this Agreement, at law, or in equity, the Acquiror IP is excluded from all licenses

Confidential material omitted and filed separately with the Commission.

and other rights granted by a Party in this Agreement and, accordingly, the Party not undergoing a Change of Control (and its Affiliates and Sublicensees) shall not acquire any license or right of any kind in or under Acquiror IP by virtue of this Agreement and/or the Parties’ relationship under this Agreement.

20.9 Performance by Affiliates. A Party may perform some or all of its obligations under this Agreement through Affiliate(s) or may exercise some or all of its rights under this Agreement through Affiliates. However, each Party shall remain responsible and be guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance, as shall the ultimate parent company of a Party. In particular and without limitation, all Affiliates of a Party that receive Confidential Information of the other Party pursuant to this Agreement shall be governed and bound by all obligations set forth in Article 7, and shall (to avoid doubt) be subject to the intellectual property assignment and other intellectual property provisions of Articles 8, 9 and 10 as if they were the original Party to this Agreement (and be deemed included in the actual Party to this Agreement for purposes of all intellectual property-related definitions). A Party and its Affiliates shall be jointly and severally liable for their performance under this Agreement.

20.10 Force Majeure. A Party shall not be in breach or liable for any failure of delay of its performance of this Agreement caused by natural disasters or extreme, unexpected, non-ordinary-course circumstances reasonably beyond its control.

20.11 Severability. If any provision of this Agreement is invalid or is unenforceable, the Parties intend that the remainder of the Agreement shall be unaffected.

[NEXT PAGE IS SIGNATURE PAGE]

Confidential material omitted and filed separately with the Commission.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representative.

SIGNED BY:

BENITEC BIOPHARMA LIMITED.		4D MOLECULAR THERAPEUTICS, LLC

By:	/s/ Peter French	By:	/s/ David Kirn
Name:	Peter French	Name:	David Kirn
Title:	CEO	Title:	CEO

Confidential material omitted and filed separately with the Commission.

Exhibit A

Current Licensed Patents

****

Excluded Patents

****

Confidential material omitted and filed separately with the Commission.

Exhibit B

Research Plan Summary

****

Confidential material omitted and filed separately with the Commission.

Exhibit C

Milestones and Dates

Diligence Milestone	Diligence Date

Initiation of GLP toxicology testing for first Product for which this occurs	****

1st dosing in a Phase I Trial for first Product for which this occurs	****

1st dosing in a Phase II or Phase III Trial for first Product for which this occurs	****

BLA Acceptance (as defined in Article 1) in the United States or the European Union for first Product for which this occurs	****

Receipt by Benitec of the first Regulatory Authorization in the United States or the European Union for first Product for which this occurs	****

Initiation of GLP toxicology testing for second Product for which this occurs	****

1st dosing in a Phase I Trial for second Product for which this occurs	****

1st dosing in a Phase II or Phase III Trial for second Product for which this occurs	****

BLA Acceptance (as defined in Article 1) in the United States or the European Union for second Product for which this occurs	****

Receipt by Benitec of the first Regulatory Authorization in the United States or the European Union for second Product for which this occurs	****

Confidential material omitted and filed separately with the Commission.